Exhibit 10.49
Execution Version

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into by and between DXC Technology Company, a Nevada corporation (the “Company”) and Raul Fernandez (the “Executive”), effective as of April 1, 2024 (the “Effective Date”).

1.Term of Employment; Duties. (a) As used herein, the phrase “Term of Employment” shall mean the period commencing on the Effective Date and ending on the earliest to occur of (i) March 31, 2025 or (ii) the date of termination of Executive’s employment in accordance with any one of Sections 5(a) through 5(f) below; provided, however, that the Term of Employment will automatically extend for additional one-year periods unless either party provides notice of non-extension not later than six (6) months prior to March 31, 2025 or any extended annual period.

(b)The Company hereby agrees to employ Executive as its President and Chief Executive Officer, in each case, for the Term of Employment, and Executive agrees to serve in these capacities with the duties and responsibilities customary to such positions in a company of the size and nature of the Company, protecting, encouraging and promoting the interests of the Company, and performing such other duties consistent with the offices held by Executive as may be reasonably assigned to him from time to time by the Board of Directors of the Company (the “Board”). During the Term of Employment, Executive shall report solely and directly to the Board. Executive shall also serve as a member of the Board under the same terms as the other directors, with no additional compensation. While he remains an employee of the Company, Executive shall be nominated for re-election to the Board each year. Executive shall resign from the Board, and from the board of directors or similar governing body of any affiliate of the Company, upon termination of employment.

(c)Executive shall devote substantially all of his business time and attention to his duties on the Company’s behalf except for sick leave, vacations and approved leaves of absence; provided, however, that nothing shall preclude Executive from (i) managing his personal investments and affairs or (ii) fulfilling his roles and responsibilities at each entity on the list previously provided to the Board in writing in the position (or in a substantially similar position to that) listed in respect of such entity, or (iii) participating as a member of the board of directors of a for-profit company that is not a direct competitor of the Company and is approved by the Board in writing prior to Executive commencing service therewith; provided that in each case, Executive shall not engage in activities inconsistent with the Company’s ethics codes and other conflicts of interests policies in effect from time to time or which materially interfere with or adversely affect the performance of Executive’s duties under this Agreement. Executive’s principal place of employment will be Miami, Florida; provided that Executive may be required to travel on Company business during the Term of Employment.

2.Compensation.

(a)Base Salary. The Company agrees to pay to Executive as a salary during the Term of Employment the sum of $1,380,000 per year, payable in accordance with the normal payroll practices of the Company in the United States as in effect from time to time. The Board shall review, and may adjust in its sole discretion, such base salary no less often

Exhibit 10.49
than annually; provided, however, that the first such review shall be following the close of the Company’s 2024 fiscal year. Executive’s annual base salary rate, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

(b)Annual Bonuses. Commencing with the Company’s 2025 fiscal year, during the Term of Employment, Executive shall participate in the Company’s annual cash incentive plan or any successor plan (the “AIP”), on terms and conditions that are appropriate to his positions and responsibilities at the Company and are no less favorable than those applying to other senior executive officers of the Company. Executive’s target annual bonus under the AIP in respect of each fiscal year shall be 200% of Base Salary and his maximum annual bonus shall be 400% of Base Salary. Any annual bonus paid to Executive shall be in addition to the Base Salary and to any and all other benefits to which Executive is entitled as provided in this Agreement. Except as in accordance with any deferral election made by Executive pursuant to any deferred compensation plan maintained by the Company, payment of annual bonuses shall be made at the same time that other senior executive officers of the Company receive their annual bonuses.

(c)Long-Term Incentive Programs. Executive shall participate in the equity and other long-term incentive compensation plans generally available to other senior executive officers of the Company from time to time on terms and conditions (including, without limitation, the terms of the Company’s Equity Grant Policy) that are appropriate to his positions and responsibilities at the Company and are no less favorable than those generally applicable to such other senior executive officers. Without limiting the foregoing, for the 2025 fiscal year, Executive shall receive a grant of equity awards under the Company’s 2017 Omnibus Incentive Plan or a successor thereto (the “Omnibus Incentive Plan”) with an aggregate value equal to
$14,950,000, to be awarded during the normal annual grant cycle (with such grant occurring in May 2024) and currently delivered 70% in the form of performance-vested restricted stock units (“PSUs”) and 30% in the form of time-vested restricted stock units (“RSUs”)). The number of shares of the Company’s common stock (the “Stock”) underlying each equity award shall be determined pursuant to the procedures set forth in the Equity Grant Policy as in effect for such fiscal year. The equity awards shall vest, be settled and have other terms and conditions as are set forth in the award agreements evidencing such awards, which shall, with respect to the PSUs, be substantially consistent with those generally applicable to equity awards granted in respect of the same fiscal year to other senior executive officers of the Company, but with termination vesting provisions substantially as set forth in the award agreements attached hereto as Annex E (the “PSU Award Agreement”), with respect to the PSUs and Annex F, with respect to the RSUs.

(d)Fiscal Year 2024 Equity Grant. On or as soon as administratively practicable after March 30, 2024, the Company shall grant to Executive an award of PSUs with a target number of 106,666 shares of performance-vested restricted stock units (the “Target PSUs”), which will be eligible to vest on March 31, 2026, subject to his continued employment through such date, based on the achievement of the average share price performance metrics set forth on Annex G. The award shall also be subject to the vesting, settlement and other terms and conditions as set forth in Annex G and in the award agreement to be entered into between the
Executive and the Company on terms as set forth in Annex G.

3.Employee Benefit Programs; Business Expenses. During the Term of Employment, Executive shall be entitled to participate in all employee retirement, savings and welfare benefit plans and programs made available to the Company’s executive officers, as such plans may be in effect from time to time and on terms and conditions that are no less favorable than those generally applicable to other senior executive officers; provided, however, Executive shall not be a participant in the Company’s Severance Plan for Senior Management and Key Employees, as effective April 1, 2017, the Company’s Severance Policy, or any plan or program that is closed to new hires as of the Effective Date. The Company shall reimburse Employee for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company during the Term of Employment in accordance with the Company’s applicable expense reimbursement policies and procedures as are in effect from time to time.

4.Perquisites. During the Term of Employment, in accordance with the Company’s policies in effect from time to time, the Company shall permit the use of NetJets at the Company’s expense for reasonable personal use by Executive for domestic flights only, and subject to such other limits as may be reasonably determined by the Board. Income shall be imputed to Executive for any such personal use in accordance with applicable tax law. Company will reimburse Executive for up to (i) $50,000 annually for assistance with tax preparation and financial planning and (ii) $50,000 annually for Executive’s concierge medical plan premiums. Notwithstanding Section 3, any material business expenses that may convey a personal benefit to Executive must be discussed with and approved in writing by the Chairman of the Board or the Compensation Committee prior to reimbursement. If needed, with Compensation Committee approval, the Company will provide Executive with coverage under the Company’s asset protection plan. Executive shall not receive a tax gross-up on any imputed income or other perquisites.

5.Termination of Employment.
(a)Termination Due to Death. In the event that Executive’s employment is terminated due to his death, the Company’s payment obligations under this Agreement shall terminate, except that Executive’s estate or his beneficiaries, as the case may be, shall be entitled to (i) the Base Salary through the date of termination (including accrued but unused vacation),
(ii) any earned but unpaid portion of Executive’s annual bonus provided for in Section 2(b) for the fiscal year preceding the year of termination, (iii) reimbursement for any unreimbursed business expenses properly incurred by Executive pursuant to Company policy prior to the date of Executive’s termination, (iv) such employee benefits, if any, to which Executive may be entitled under the employee benefit plans of the Company according to their terms (the amounts described in clauses (i) through (iv) of this Section 5(a), reduced (but not below zero) by any amounts owed by Executive to the Company, being referred to as the “Accrued Rights”) and (v) a pro-rata annual bonus provided for in Section 2(b) for the fiscal year in which Executive’s death occurs, based on the Company’s actual performance for the entire fiscal year, pro-rated for

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the number of calendar months during the fiscal year that Executive was employed prior to such termination (rounded up to the next whole month), payable at the time annual bonuses are paid for such fiscal year to executives of the Company generally (a “Pro-Rata Bonus”). Executive’s outstanding equity awards shall be administered substantially in accord with the terms of Annex E and Annex F. A reduction to any amounts required to be provided or paid pursuant to Section 5(a) that are subject to Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and related regulations and Treasury pronouncements (“Section 409A”) shall not be effective until the amounts payable or provided to Executive under this Agreement sought to be reduced would otherwise have been paid to Executive pursuant to the terms of this Agreement.

(b)Termination due to Disability.

(1)If, as a result of Executive’s incapacity due to physical or mental illness, accident or other incapacity (as determined by the Board in good faith, after consideration of such medical opinion and advice as may be available to the Board from medical doctors selected by Executive or by the Board or both separately or jointly), Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months (or for 180 days, whether or not consecutive, during any twelve consecutive month period) and, within 30 days after written notice of termination thereafter given by the Company, Executive shall not have returned to the full-time performance of Executive’s duties, the Company or Executive may terminate Executive’s employment for “Disability”.

(2)In the event that Executive’s employment is terminated due to Disability, he shall be entitled to the Accrued Rights and a Pro-Rata Bonus for the fiscal year in which Executive’s termination occurs. Executive’s outstanding equity awards shall be administered substantially in accord with the terms of Annex E and Annex F.

(c)Termination by the Company for Cause.
(1)The Company shall have the right to terminate Executive’s employment at any time for Cause in accordance with this Section 5(c).
(2)For purposes of this Agreement, “Cause” shall mean:
(i)prior to the consummation of a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, in each case as defined in Section 409A (a “Change in Control”), (A) fraud, intentional misappropriation, embezzlement or other willful act of material misconduct against the Company or any of its affiliates; (B) gross negligence or chronic failure to perform material duties (other than due to illness, accident or other physical/mental impairment) in connection with Executive’s employment hereunder; (C) conviction or plea of guilty or nolo contendere of a felony involving moral turpitude; (D) willful and knowing material violation of

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any (I) material rules or regulations of any governmental or regulatory body that are material to the business of the Company or (II) U.S. securities laws; provided that for the avoidance of doubt, a violation shall not be considered as willful or knowing where Executive has acted in a manner consistent with specific advice of outside counsel to the Company or in a manner he believed in good faith to be in the best interests of the Company; or (E) willful failure to cooperate, if requested by the Board, with any investigation or inquiry by the Company, the Securities Exchange Commission or another governmental body into Executive’s or the Company’s business practices, whether internal or external, including, but not limited to, Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; and

(ii)on or after a Change in Control, (A) fraud, misappropriation, embezzlement or other act of willful, material misconduct against the Company or any of its affiliates; (B) conviction of a felony involving a crime of moral turpitude; (C) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the Company’s business; provided that for the avoidance of doubt, a violation shall not be considered as willful or knowing where Executive has acted in a manner consistent with specific advice of outside counsel to the Company; or
(D) substantial and willful failure to render services in accordance with this Agreement (other than as a result of illness, accident or other physical or mental impairment) which causes material harm to the Company after a written demand for performance of services has been delivered to Executive by the Board.

(3)No termination of Executive’s employment by the Company for Cause pursuant to Section 5(c)(2) shall be effective unless the provisions of this
Section 5(c)(3) shall have been complied with and unless a majority of the members of the Board have duly voted to approve such termination. Executive shall be given written notice by the Board of its intention to terminate him for Cause, which notice (A) shall state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) shall be given no later than ninety (90) days (or sixty (60) days on or after a Change in Control) after the first meeting of the Board at which the Board became aware of the occurrence of the event giving rise to such grounds. Executive shall have 30 days after receiving such notice in which to cure such grounds, to the extent curable, as determined by the Board in good faith. If Executive fails to cure such grounds within such 30-day period, Executive’s employment with the Company shall thereupon be terminated for Cause. If the Board reasonably determines that the grounds are not curable, Executive’s employment with the Company shall be terminated for Cause upon Executive’s receipt of written notice from the Board.

(4)In the event the Company terminates Executive’s employment for Cause pursuant to this Section 5(c), he shall be entitled to the Accrued Rights. Executive’s outstanding equity awards shall be administered in accordance with the terms of the written agreements setting forth the terms of each such award.

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(d)Termination Without Cause or for Good Reason.

(1)In the event (A) Executive is terminated by the Company without Cause or (B) Executive terminates his employment for Good Reason (as hereinafter defined) (each, a “Qualifying Termination”), Executive shall be entitled to receive (i) the Accrued Rights; (ii) a Pro-Rata Bonus for the fiscal year in which Executive’s termination occurs and (iii) subject to (X) Executive’s continued compliance with the provisions of Sections 10, 11 and 12 hereof, and (Y) Executive’s execution and non-revocation of a release of claims substantially in the form attached hereto as Annex A, with such changes as may be required by changes in applicable law (a “Release”), a severance payment in an amount equal to the Applicable Multiple (as defined below) times the sum of (A) and (B), where (A) is the Base Salary, as in effect immediately prior to the delivery of notice of termination, and (B) is Executive’s Bonus Amount (as defined below). In the case of a Qualifying Termination due to termination of Executive’s employment by the Company without Cause which occurs on or within three
(3) years following a Change in Control or a Qualifying Termination due to Executive’s termination for Good Reason which occurs on or within two (2) years following a Change in Control (in either case, a “CIC Qualifying Termination”), the “Applicable Multiple” shall be three (3) and the Bonus Amount shall be determined in accordance with Section 2(c)(ii) of the Company’s Severance Plan for Senior Management and Key Employees, as amended. For any other Qualifying Termination (other than a CIC Qualifying Termination), the “Applicable Multiple” shall be two (2) and the “Bonus Amount” shall be the Executive’s target annual bonus provided for in Section 2(b) of this Agreement for the fiscal year in which such termination occurs. In the case of a CIC Qualifying Termination which occurs on or within two (2) years following a Change in Control, the severance payment shall be payable in a single lump sum not later than ten
(10) days following Executive’s termination of employment. In the case of a CIC Qualifying Termination due to termination of Executive’s employment by the Company without Cause which occurs more than two (2) years but within three (3) years following a Change in Control, the severance payment shall be payable in thirty-six (36) equal monthly installments following Executive’s termination. In the case of any other Qualifying Termination (other than a CIC Qualifying Termination), the severance payment shall be payable in twenty-four (24) equal monthly installments following Executive’s termination. Executive’s outstanding equity awards shall be administered substantially in accordance with the terms set forth in Annexes E and F.

(2)For purpose of this Agreement, “Good Reason” shall mean the occurrence of any of the following subsequent to the Effective Date of this Agreement without Executive’s consent:

(i)Prior to a Change in Control, (A) the removal of Executive from the position of Chief Executive Officer, failure to elect Executive as a member of the Board in accordance with Section 1(b), or failure of Executive to be subsequently reelected to the Board if he ceases to be a Board member in

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connection with the applicable election; (B) the assignment to Executive of duties that are materially inconsistent with, or that materially impair his ability to perform, the duties customarily assigned to a Chief Executive Officer of a corporation of the size and nature of the Company; or a change in the reporting structure so that Executive reports to someone other than the Board or is subject to the direct or indirect authority or control of a person or entity other than the Board; (C) any material breach by the Company of this Agreement; (D) conduct by the Company that would cause Executive to commit fraudulent acts or would expose Executive to criminal liability; (E) the Company failing to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the Company’s business or assets;
(F) relocation of Executive’s principal place of employment to any place more than thirty-five (35) miles from Executive’s previous principal place of employment; or (G) a decrease in Executive’s Base Salary below the Base Salary in effect on the Effective Date, other than an across the board reduction in base salary applicable in like proportions to all senior executive officers.

(ii)On or after a Change in Control, in addition to anything described in Section 5(d)(2)(i), (A) a substantial change in the nature, or diminution in the status of Executive’s duties or position from those in effect immediately prior to the Change in Control (which will be presumed to have occurred if, immediately following such Change in Control, the Company or its successor is not publicly traded and, if the ultimate parent of the Company is publicly traded, Executive is not Chief Executive Officer of such ultimate parent);
(B) a material reduction by the Company of Executive’s Base Salary as in effect on the date of a Change in Control or as in effect thereafter if such Base Salary has been increased and such increase was approved prior to the Change in Control; (C) a reduction by the Company in the overall value of benefits provided to Executive (including profit sharing, retirement, health, medical, dental, disability, insurance, and similar benefits, to the extent provided by the Company prior to any such reduction), as in effect on the date of Change in Control or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change in Control; (D) a failure to continue in effect any equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in Executive’s participation in any such plan, unless Executive is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value; (E) a failure to provide Executive the same number of paid vacation days per year available to him prior to the Change in Control; (F) relocation of Executive’s principal place of employment to any place more than thirty-five (35) miles from Executive’s previous principal place of employment; (G) any material breach by the Company of any provision of this Agreement or any equity award agreement; (H) conduct by the Company, against Executive’s volition, that would cause Executive to commit fraudulent acts or would expose Executive to criminal liability or (I) any failure by the Company to obtain the assumption of this

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Agreement by any successor or assign of the Company; provided, that for purposes of clauses (B) through (E) above, “Good Reason” shall not exist (1) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change in Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change in Control, or (2) if the reduction in aggregate value is due to the application of Company or Executive performance against the applicable performance targets, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change in Control.

(3)No termination of Executive’s employment by Executive for Good Reason pursuant to Section (5)(d)(2)(i) shall be effective unless the provisions of this Section 5(d)(3) shall have been complied with. Executive shall give written notice to the Company of his intention to terminate his employment for Good Reason, which notice shall (i) state in detail the particular circumstances that constitute the grounds on which the proposed termination for Good Reason is based and (ii) be given no later than ninety (90) days after the first occurrence of such circumstances. The Company shall have thirty (30) days after receiving such notice in which to cure such grounds. If the Company fails to cure such grounds within such thirty (30)-day period, Executive’s employment with the Company shall thereupon terminate for Good Reason.

(4)In the event of a Qualifying Termination, the Company shall furnish to Executive within five (5) business days following such termination a Release and Executive must return the Release and it must have become irrevocable before the sixtieth (60th) day after Executive’s termination before any payments or benefits may be provided. If the Release is timely provided and is irrevocable on or before the sixtieth (60th) day following Executive’s termination of employment, the benefits and amounts described in Section 5(d)(1) shall commence to be provided (and provided retroactively to the extent that the payment or benefit would otherwise have been provided but for the requirement of the Release) two (2) business days after the Release is irrevocable but in any event not later than the sixtieth (60th) day after termination of Executive’s employment; provided that if the sixty (60) day period following the termination of Executive’s employment expires in the calendar year following the calendar year of Executive’s termination of employment, payments and benefits shall not commence earlier than the calendar year following termination of Executive’s employment. If the Company fails to furnish the form of Release timely to Executive, no Release shall be required and Executive shall be treated as if he had timely executed and submitted the Release and such Release had become irrevocable on the tenth (10th) day after termination of Executive’s employment. If Executive fails to submit the Release timely enough so that it is irrevocable on or before the sixtieth (60th) day following termination of employment and the Company has complied with its obligation to furnish the form of Release to Executive within five (5) business days following Executive’s termination of

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employment, then Executive shall not be entitled to receive any benefits under Section 5(d)(1) other than the Accrued Rights.

(e)Voluntary Termination. Executive shall have the right to terminate his employment with the Company in a voluntary termination at any time. A voluntary termination shall mean a termination of employment by Executive on his own initiative, other than a termination due to Disability or for Good Reason. Executive’s voluntary termination shall have the same consequences as provided in Section 5(c) for a termination for Cause.

(f)Expiration of Term of Employment. If the Company delivers notice pursuant to Section 1(a) of non-extension of the Term of Employment, resulting in the termination of Executive’s employment, such termination will be deemed a Qualifying Termination.

(g)Reduction of Certain Payments.

(1)Anything in this Agreement to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject Executive to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments paid or payable pursuant to this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if Executive’s Agreement Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, Executive shall receive all Agreement Payments to which Executive is entitled under this Agreement.

(2)If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 5(g) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company and the Executive. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(3)As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the

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benefit of Executive pursuant to this Agreement which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Company if and to the extent such payment would not either reduce the amount on which Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(4)For purposes hereof, the following terms have the meanings set forth below: (i) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this
Section 5(g) and (ii) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as Executive certifies, in Executive’s sole discretion, as likely to apply to him in the relevant tax year(s).

6.Indemnification and Insurance. (a) The Company and Executive acknowledge that they have, or, as soon as reasonably practicable after the Effective Date, shall enter into an Indemnification Agreement, substantially in the form attached hereto as Annex B, which agreement shall not be affected by this Agreement.

(b)    The Company agrees that Executive shall be covered as a named insured under the Company’s Directors’ and Officers’ liability insurance as applicable from time to time to the Company’s senior executive officers on terms and conditions that are no less favorable than those applying to such other senior executive officers.

7.No Mitigation; No Offset. In the event of a termination of Executive’s employment for any reason, Executive shall not be required to seek other employment or to mitigate any of the Company’s obligations under this Agreement, and except as otherwise

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provided in this Agreement, no amount payable under Section 5 shall be reduced by (a) any claim the Company may assert against Executive or (b) any compensation or benefits earned by Executive as a result of employment by another employer, self-employment or from any other source after such termination of employment with the Company.

8.Designated Beneficiary. In the event of the death of Executive while in the employ of the Company, or at any time thereafter during which amounts remain payable to Executive under Section 5 above, such payments shall thereafter be made to such person or persons as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive’s death by filing a written beneficiary designation with the Company during Executive’s lifetime. Any change in the beneficiary designation shall be in such form as may be reasonably prescribed by the Company and may be amended from time to time or may be revoked by Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust, or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive on the occurrence of a contingency not contemplated in such beneficiary designation, or if Executive shall have failed to provide such beneficiary designation, then the amount payable under this Agreement shall be paid to Executive’s estate.

9.Ethics. During the Term of Employment, Executive shall be subject to the Company’s Code of Business Conduct (the “Policies”), as the Policies may be updated from time to time, which Policies are set forth on the Corporate Governance page of the Company’s website (www.dxc.com). If for any reason an arbitrator, subject to judicial review as provided by law, or a court should determine that any provision of the Policies is unreasonable in scope or otherwise unenforceable, such provision shall be deemed modified and fully enforceable as so modified to the extent the arbitrator and any reviewing court determines what would be reasonable and enforceable under the circumstances.

10.Inventions. (a) All inventions, discoveries, developments and improvements conceived or made by Executive, alone or with others, prior to Executive’s employment by the Company are listed and described on Annex C to this Agreement. To the best of Executive’s knowledge this list is complete (or if no items are so listed, Executive has nothing to so disclose). Executive understands that his failure to list any item will require that he demonstrate through clear, tangible and convincing evidence that he or his assigns own an item which the Company believes it owns. If it is determined that Executive owns any unlisted item, and the Company has expended monies to develop it, the Company shall be entitled to the use of same without royalty payments to Executive or his assigns.

(b)    Executive will promptly and fully inform the Company of all inventions, discoveries, developments and improvements that he may conceive, discover, develop or make during his employment, whether made solely or jointly with others, whether or not patentable, and whether or not such conception, discovery or making involves the use of the Company’s time, facilities, equipment or personnel (collectively, “Inventions”). Executive

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acknowledges and agrees that all such Inventions relating to any work he performs for the Company or any business in which the Company is or intends to be engaged are “works for hire” under applicable law and shall belong to the Company. Executive further agrees to assign, and does hereby assign, to the Company all right, title and interest in and to any and all such Inventions and agrees to execute all documents deemed necessary or desirable by the Company in connection therewith, including patent and/or copyright assignments, and to cooperate both during and after his employment with the Company, at the Company’s expense, in all further actions deemed necessary or desirable to confirm, register, protect or enforce the Company’s right therein.

11.Confidential Information and Trade Secrets. (a) Executive acknowledges that the term “Confidential Information” as used in this Agreement means all items, materials and information (whether or not reduced to writing and whether or not patentable or copyrightable) which belong to the Company or which the Company’s suppliers or customers or clients have communicated to the Company in the course of the Company’s business, and which reflect, consist of or refer to:

(1)information technology; methods and processes; designs and formulations; the content or composition of goods or services; techniques; business strategies or operations; formulas; compilations of data or reports; plans; tools or equipment; inventions; know-how; technical disclosures, patent applications, blueprints or specifications; financial, marketing, sales, personnel or salary information; forms, legal documents or memoranda; software, computer programs or databases; any documents prepared by or on behalf of the Company or Company suppliers, customers or clients;

(2)information compiled, collected or developed by the Company reflecting the identities of those customers and clients of the Company which are not generally known outside the Company or whose relationship with the Company as a customer or client is not generally known outside the Company; characteristics of any customers or clients of the Company or of customer or client representatives, including without limitation product or service preferences or requirements, cost or price information for goods or services offered or sold, credit terms or credit performance, actual or likely order cycles, the nature of goods delivered or services performed, or research or development plans or activities;

(3)information compiled, collected, or developed by the Company reflecting identities of any suppliers of the Company which are not generally known outside the Company or whose relationship with the Company as a supplier is not generally known outside the Company; characteristics of any supplier of the Company, or supplier representatives, including without limitation cost or price information for goods or services offered or purchased, audit terms, the nature of goods delivered or service performed, product or service quality and reliability, delivery terms, or research or development plans or activities;
(4)prices, fees, discounts, selling techniques or distribution methods used by the Company; or

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(5)any other confidential or proprietary information obtained directly or indirectly while employed by the Company.

(b)Executive acknowledges that the term “Trade Secret” as used in this Agreement means the whole or any portion or phase of any scientific or technical or business information, including, but not limited to, any design, process, procedure or system, formula, improvement, or invention that (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of the Company’s reasonable efforts to maintain its secrecy. In addition to information belonging to the Company, information furnished to the Company by other parties can be a Trade Secret.

(c)The term “Confidential Information” includes information which may also be a Trade Secret, but does not include anything described above which is now generally known by parties other than the Company, its affiliates and employees, or becomes generally known, through no breach of this Section 11 on the part of Executive.

(d)Executive acknowledges that Confidential Information is and remains confidential regardless of whether or not any Company report or form or other document contains any statement regarding confidentiality.

(e)Executive agrees to hold all Confidential Information in confidence and to not use directly or indirectly, for Executive’s own benefit or the benefit of any other party, corporate or otherwise, or publish or cause to be published or otherwise disclose to anyone other than the Company or its designee, any Confidential Information or Trade Secrets except as compelled by law and except as required to conduct the Company’s business.

(f)Executive will, upon demand, and without demand immediately upon the termination of Executive’s employment, surrender to the Company any and all documents, including without limitation computer memory, reports and forms containing Confidential Information and any and all other business records, prototypes and materials which Executive may have created or received from the Company during Executive’s employment, or which pertain to the Company’s business, and all copies thereof, which are in Executive’s possession or control at the time of the demand or the termination of Executive’s employment, however made or obtained.

12.Non-Competition/Non-Solicitation Agreement. Executive shall execute and be subject to the Non-Competition/Non-Solicitation Agreement attached hereto as Annex
D (the “Non-Competition Agreement”).

13.Arbitration. (a) In the event of any dispute between the parties concerning the validity, interpretation, enforcement or breach of this Agreement or in any way

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related to Executive’s employment or any termination of such employment (including any claims involving any officers, managers, directors, employees, shareholders or agents of the Company), excepting only any rights the parties may have to seek injunctive relief and as otherwise set forth in the Non-Competition Agreement, the dispute shall be resolved by final and binding arbitration administered by JAMS in Washington D.C. in accordance with the then existing JAMS Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of arbitrators. In the event the parties cannot agree on an arbitrator, the Administrator of JAMS shall appoint an arbitrator. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties, except as may be compelled by court order. Except as provided herein, the Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of New York, or Federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible. Pending the resolution of any dispute between the parties, the Company shall continue prompt payment of all non-disputed amounts due to Executive under this Agreement and prompt provision of all non-disputed benefits to which Executive is otherwise entitled.

(b)Costs of arbitration shall be borne by the Company. Reasonable attorney fees and costs and the reasonable fees and costs of any experts incurred by Executive shall be reimbursed by the Company to the extent that the arbitrator determines that Executive has prevailed on any material claim.

(c)Notwithstanding the foregoing provisions of this Section 13, Executive and the Company agree that Executive or the Company may seek and obtain otherwise available injunctive relief in Court for any violation of obligations concerning Confidential Information or Trade Secrets that cannot adequately be remedied at law or in arbitration.
14.Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or delivered by private courier, as follows: if to the Company — DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia, 22102,
Attention: General Counsel; and if to Executive to the address of Executive as it appears in the records of the Company. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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15.Miscellaneous. This Agreement shall also be subject to the following miscellaneous provisions:

(a)The Company represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms.

(b)The Company shall reimburse Executive for reasonable legal expenses, up to a maximum of $60,000, incurred in connection with the preparation, negotiation and execution of this Agreement and related documents.

(c)This Agreement contains a complete statement of all the agreements between the parties with respect to Executive’s employment by the Company, supersedes all prior and existing negotiations and agreements between them concerning the subject matter thereof including, without limitation, the Amended and Restated Offer Letter between Executive and the Company, dated December 20, 2023, and can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto and stating an intention to change or modify this Agreement. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

(d)The provisions of this Agreement are severable and in the event that a court of competent jurisdiction determines that any provision of this Agreement is in violation of any law or public policy, in whole or in part, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall not be affected thereby and shall continue in full force and effect. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

(e)This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent governed by Federal law, and shall be construed according to its fair meaning and not for or against any party. Any dispute between the parties hereto arising out of or related to this Agreement not resolved pursuant to Section 13 will be heard and determined before an appropriate federal court located in the Southern District of New York, or, if not maintainable therein, then in a state court in the Borough of Manhattan, City of New York, and each party hereto submits itself and its property to the exclusive jurisdiction of the foregoing courts with respect to such disputes.

(f)All compensation payable hereunder shall be subject to such withholding taxes as may be required by law.

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(g)This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take commercially reasonable action in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or obligations pursuant to this Agreement.

(h)The rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under any Company sponsored equity incentive plans or any grants or award agreements issued thereunder. The provisions of this Agreement shall not in any way abrogate Executive’s rights under such equity incentive plans and underlying grants or award agreements.

(i)The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

(j)The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(k)Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

(l)This Agreement may be executed in two or more counterparts each of which shall be legally binding and enforceable.

(m)Without limiting any rights which the Company otherwise has or obligations to which Executive is otherwise subject pursuant to the Company’s Executive Compensation Clawback Policy or any other compensation clawback policy adopted by the Company from time to time, Executive hereby acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, Executive will be subject to any legally mandatory policy relating to the recovery of compensation, to the extent that the Company is required to adopt and/or implement such policy pursuant to applicable law, whether pursuant to

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the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or otherwise.

16.Section 409A. (a) Each payment under this Agreement is intended to be a separate payment which is compliant with or excepted from Section 409A, including, but not limited to, by compliance with the short-term deferral exception as specified in Treasury Regulation § 1.409A-1(b)(4) and the involuntary separation pay exception within the meaning of Treasury Regulation § 1.409A-1(b)(9)(iii), and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(b)In the event that Executive is a “specified employee” (within the meaning of Section 409A and with such classification to be determined in accordance with the methodology established by the Company), amounts and benefits payable or to be provided under this Agreement that are deferred compensation (within the meaning of Section 409A) that would otherwise be paid or provided on account of Executive’s “separation from service” (as defined in Section 409A) during the six-month period immediately following such separation from service (the “Delayed Severance”) shall instead be paid, with interest (other than in respect of any payments for the vesting of equity awards) accrued at a per annum rate equal to the prime rate for large banks, as published in the Wall Street Journal on Executive’s separation from service for the period beginning on (but excluding) the date such payment would have been made but for Section 409A of the Code through (and including) the date of payment, on the earlier of (i) Executive’s death or (ii) the first business day after the date that is six months following such separation from service; provided, however, in the event of a CIC Qualifying Termination, the Delayed Severance shall, on or as soon as practicable following Executive’s separation from service, be contributed into a rabbi trust established by the Company or the successor thereto.

(c)All reimbursements or provisions of in-kind benefits pursuant to this Agreement shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the reimbursement or provision will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, (i) the amount reimbursed or in-kind benefits provided under this Agreement during Executive’s taxable year may not affect the amounts reimbursed or provided in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), (ii) the reimbursement of an eligible expense shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred, (iii) in the event that the provision of in-kind benefits requires the Company to impute income to Executive, the Company shall timely impute such income to Executive under applicable tax rules for the appropriate taxable year, and (iv) the right to reimbursements or provisions of in-kind benefits is not subject to liquidation or exchange for other benefit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

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EXECUTIVE /s/ Raul Fernandez	DXC TECHNOLOGY COMPANY /s/ Zafar Hasan
Name: Raul Fernandez	Name: Zafar Hasan
Title: Senior Vice President – Deputy General Counsel

US-DOCS\147998304.14 - Signature page to Employment Agreement

ANNEX A RELEASE OF CLAIMS
Executive hereby irrevocably, fully and finally releases DXC Technology Company, a Nevada corporation (the “Company”), its parent, subsidiaries, affiliates, directors, officers, agents and employees (“Releasees”) from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, suspected or unsuspected, that Executive ever had or now has as of the time that Executive signs this release which relate to his hiring, his employment with the Company, the termination of his employment with the Company and claims asserted in shareholder derivative actions or shareholder class actions against the Company and its officers and Board, to the extent those derivative or class actions relate to the period during which Executive was employed by the Company. The claims released include, but are not limited to, any claims arising from or related to Executive’s employment with the Company, such as claims arising under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1974, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income and Security Act of 1974 (“ERISA”) (except for any vested right Executive has to benefits under an ERISA plan), and the state and federal Worker Adjustment and Retraining Notification Act; any other local, state, federal, or foreign law governing employment; and the common law of contract and tort. In no event, however, shall any claims, causes of action, suits, demands or other obligations or liabilities be released pursuant to the foregoing if and to the extent they relate to:

(i)any amounts or benefits to which Executive first becomes entitled following the termination of his employment pursuant to the provisions of his Employment Agreement with the Company dated as of April 1, 2024 or pursuant to any equity agreement (including PSUs and RSUs) to which Executive is a party with the Company;

(ii)claims for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policies or funds;
(iii)claims related to Executive’s COBRA rights;
(iv)claims for indemnification from the Company to which Executive is or may become entitled, including but not limited to claims submitted to an insurance company providing the Company with directors and officers liability insurance; and

(v)any claims for benefits under any employee benefit plans of the Company that become due or owing at any time following Executive’s termination of employment, including, but not limited to, any ERISA plans, deferred compensation plans or equity plans.

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Executive represents and warrants that he has not filed any claim, charge or complaint against any of the Releasees.

Executive intends that this release of claims cover all claims, whether or not known to Executive. Executive further recognizes the risk that, subsequent to the execution of this release, Executive may incur loss, damage or injury which Executive attributes to the claims encompassed by this release. Executive expressly assumes this risk by signing this release and voluntarily and specifically waives any rights conferred by any state statute providing that a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor which if known by him or her must have materially affected his or her settlement with the debtor, or words to that effect.

Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim by Executive that is covered by this release.

Executive acknowledges that he has been given at least 21 days in which to review and consider this release, although Executive is free to execute this release at any time within that 21-day period. Executive acknowledges that he has been advised to consult with an attorney about this release. Executive also acknowledges his understanding that if Executive signs this release, Executive will have an additional 7 days from the date that Executive signs this release to revoke that acceptance, which Executive may effect by means of a written notice sent to the General Counsel of the Company at the Company’s corporate headquarters. If this 7- day period expires without a timely revocation, Executive acknowledges and agrees that this release will become final and effective on the eighth day following the date of Executive’s signature, which eighth day will be the effective date of this release.

Executive acknowledges and agrees that his execution of this release is supported by independent and adequate consideration in the form of payments and/or benefits from the Company to which Executive would not have become entitled if he had not signed this release.

IN WITNESS WHEREOF, Executive has duly executed this release as of the day and year set forth below.

EXECUTIVE
Raul Fernandez
Date:

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ANNEX B

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, effective as of April 1, 2024, between DXC Technology Company, a Nevada corporation (the “Company”), and Raul Fernandez (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;
WHEREAS, the Company’s Restated Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director or officer of the Company in reliance in part on the Articles or Bylaws;

WHEREAS, Nevada Revised Statutes 78.7502, 78.751 and 78.752 set forth provisions providing for the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors of a Nevada corporation and are specifically not exclusive of other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;
WHEREAS, the Company would like for Indemnitee to exercise his or her best judgment in the performance of his or her duties or in his or her service to the Company or any of its subsidiaries or any other business entity or employee benefit plan to which Indemnitee renders services at the request of the Company, without undue concern for claims for damages arising out of or related to the performance of those duties or for expenses related to such claims; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the Articles and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles or Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles or Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

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NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Certain Definitions.

(a)Change in Control: the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code of 1986, as amended.

(b)Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other person or entity (including, without limitation, a governmental entity, agency or instrumentality), that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c)Expenses: include reasonable attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, including any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(d)Expense Advance: shall have the meaning specified in Section 2(a).

(e)Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(f)Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters in which such counsel was engaged as Independent Legal Counsel concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements with the Company).

(g)Reviewing Party: the Board of Directors of the Company or Independent Legal Counsel. Except as provided in Section 3 of this Agreement (in the event of a Change in Control), a determination by the Reviewing Party must be made (i) by the Company’s Board of Directors by majority vote of a quorum consisting of directors who are not parties to the Claim,
(ii) if a majority vote of a quorum consisting of directors who are not parties to the Claim so

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orders, by Independent Legal Counsel in a written opinion or (iii) if a quorum consisting of directors who are not parties to the Claim cannot be obtained, by Independent Legal Counsel in a written opinion.

2.Basic Indemnification Arrangement.

(a)In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand or request is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee in writing, the Company shall advance to Indemnitee ahead of the final disposition of the Claim any and all Expenses (an “Expense Advance”) as soon as practicable but in any event no later than thirty days after such request is presented to the Company or as otherwise specifically provided herein.

(b)Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that, except with respect to Expense Advances, the Reviewing Party shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is the Reviewing Party) that indemnification is proper in the circumstances, and (ii) the obligation of the Company to make an Expense Advance pursuant to this Agreement shall be subject to the condition that, if, when and to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

If there has not been a Change in Control, the Reviewing Party shall be as set forth in Section 1(g), and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3.

(c)If the Reviewing Party has not made a determination within thirty days after receipt by the Company of a written demand or request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be deemed to be entitled to such indemnification, absent a final judicial determination that indemnification is not permitted under applicable law. By written notice to Indemnitee, the thirty day period may be extended for a reasonable time, not to exceed fifteen

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additional days, if the Reviewing Party making the determination requires additional time for obtaining or evaluating documents or information.

If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or if payment is not made as required within the time frame set forth above, Indemnitee shall have the right to commence litigation in any court in the Commonwealth of Virginia or State of Nevada having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Otherwise, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d)Indemnification shall not be made for any Claim as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the Claim was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.Change in Control. The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments or Expense Advances under this Agreement or any other agreement or the Articles or any Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.Indemnification for Additional Expenses. To the fullest extent provided by law, the Company shall indemnify Indemnitee against any and all Expenses (including attorneys’ fees) and, if requested in writing by Indemnitee, shall (within ten business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) the enforcement of this Agreement or the Articles or any Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses,

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judgments, fines, penalties and amounts paid in settlement of a Claim but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.No Presumptions. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, neither of the following shall be a defense to Indemnitee’s claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief:

(i)the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor

(ii)an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief.

8.Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles, the Bylaws, the Nevada Revised Statutes or otherwise. To the extent that a change in the Nevada Revised Statutes (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available thereunder for any Company director or officer; provided that, for any person that is no longer serving as director or officer of the Company or of any other enterprise at the Company’s request, such coverage shall only be provided to the extent that it is reasonably generally available to the Company in the insurance marketplace.

10.Period of Limitations. Except as required by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company

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against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11.Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.Exclusions. The Company shall not be liable under this Agreement to make any payment (i) prohibited by law or (ii) in connection with any Claim made against Indemnitee relating to an Indemnifiable Event to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Articles or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

14.Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest,
(ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense; provided that any counsel chosen by Indemnitee shall agree to comply with the Company’s outside counsel guidelines, as in effect at the time of the engagement of such counsel, with respect to any matter for which indemnification is sought under this
Agreement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement solely involves the payment of

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money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. To the fullest extent permitted by Nevada law, the Company’s assumption of the defense of a Claim pursuant to this Section 14 will constitute an irrevocable acknowledgement by the Company that any Expenses incurred by or for the account of Indemnitee in connection therewith are indemnifiable by the Company under Section 2.

15.Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. The provisions of this Agreement shall apply to the entire term of Indemnitee’s service as a director or officer of the Company or of any other enterprise at the Company’s request, including service in such capacities prior to the date of this
Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

16.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

17.Equitable Remedies. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove and further agree that any breach may cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance, in addition to other remedies, without any necessity of showing actual damage or irreparable harm. By seeking injunctive relief and/or specific performance, Indemnitee will not be precluded from seeking or obtaining any other relief to which Indemnitee is entitled. The Company and Indemnitee further agree that Indemnitee is entitled to seek temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting bonds or other undertakings. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court and the Company waives any such requirement of such bond or undertaking.

18.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

DXC TECHNOLOGY COMPANY
By: /s/ Zafar Hasan_________________
Name: Zafar A. Hasan Title: SVP – Deputy General Counsel Date: March 31, 2024

INDEMNITEE /s/ Raul Fernandez
Name:	Raul Fernandez
Date: March 31, 2024

US_DOCS\147998304.14 – Signature page to Indemnification Agreement

ANNEX C

[Inventions]

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ANNEX D

NON-COMPETITION/NON-SOLICITATION AGREEMENT I
Introduction/Consideration

This Non-Competition/Non-Solicitation Agreement (the “Agreement”) is between Raul Fernandez (“Employee”) and DXC Technology Company (“DXC”), including its direct and indirect subsidiaries and affiliated entities, successors and assigns (collectively the “Company”). Employee acknowledges that the Company is in a competitive industry in which the creation, maintenance and use of confidential or proprietary information are critical to business success, and that the protection of that information is a legitimate business interest of the Company.
Employee also acknowledges that this Agreement is reasonably necessary to protect the good will and other legitimate business interests of the Company.

The collective consideration for Employee’s obligations under this Agreement, each of which Employee specifically acknowledges is independently sufficient consideration, includes: Employee’s continued eligibility to participate in one or more of the Company’s various equity incentive plans; Employee’s access to and receipt of Confidential Information relating to the Company’s business and clients; Employee’s opportunity to receive special training and education; Employee’s employment with the Company; and Employee’s compensation and other benefits.

II

Definitions

“Client” means:

(i)any individual, business entity or other enterprise with respect to which the Employee provided solutions, products, and/or services of the Company (“Services”) during the 24- month period preceding the termination of the Employee’s employment with the Company;
(ii)    any individual, business entity or other enterprise with which the Employee transacted business on behalf of the Company during 24-month period preceding the termination of the Employee’s employment with the Company; and
(iii)    any individual, business entity or other enterprise with respect to which the Employee possessed Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company.
“Competitor” means each of the following entities: Accenture, Capgemini, Cognizant, EPAM, Infosys, HCL, TCS, Wipro, Kyndryl, Atos, Thoughtworks, Globant, HPE, Dell, IBM, Unisys and Endava.

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For purposes of this Agreement, the parties specifically agree (i) that the Company is engaged in the business of providing technology-enabled solutions, products and services; (ii) that the Services and capabilities of the Company include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and (iii) that the Company actively solicits business from, and provides Services to, clients located throughout the United States and the world.

“Confidential Information” means all confidential and/or proprietary business information and data, trade secrets, patents, copyrights, sales and financial data, pricing information, methods, technical information, and know-how information of the Company relating to the business plans and strategies of the Company including, but not limited to, information which is marked and/or defined as restricted information (such as DXC Confidential, DXC Internal Use Only, Financial Information, or Controlled Information), or otherwise prohibited from disclosure by DXC’s Confidential Information Policy and/or Code of Business Conduct. Confidential Information generally refers to information about or belonging to the Company or third parties that is not publicly available and could cause harm if it was disclosed without permission. Examples include information about existing and proposed business ventures; corporate strategies; engineering ideas; pricing schedules; information that requires a security clearance to access; customers and/or prospects names and lists; marketing plans and procedures; research and development plans; methods of doing business (both technical and non-technical); information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products that the Company has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future; hardware and database technologies or technological information; designs, process and systems information; confidential intellectual property; employee staffing and compensation information; and any other confidential or proprietary information which relates to the business of the Company or to the business of any Client or Prospective Client or vendor of the Company or any other party with whom the Company agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not. Confidential Information does not include information which is (i) already known by the Employee without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Employee, (iii) rightfully received from a third party without an obligation of confidentiality, or (iv) disclosed without similar restrictions by the Company to a third party (other than an affiliate or customer of the Company)

“Prospective Client” means any individual, business entity or other enterprise which is not a Client but (a) whose business the Company had solicited at any time during the 12-month period preceding the termination of the Employee’s employment with the Company for any reason, and
(b) concerning which solicitation the Employee obtained the Company’s Confidential Information.

“Restricted Area” means:

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(i)any geographic area in the world for which the Employee had job responsibilities during the 12-month period preceding the termination of the Employee’s employment with the Company for any reason;
(ii)    any geographic area in the world where the Company engages in business activities and about which business the Employee obtained Confidential Information during the 12- month period preceding the termination of the Employee’s employment with the Company for any reason; and
(iii)    any geographic area in the world from which the Employee, by engaging in business, can threaten the legitimate business interests of the Company in (i) preserving its client relationships and goodwill, and (ii) protecting its Confidential Information from misuse and/or disclosure.
“Restricted Services” means:
(i)job duties or other business-related activities that are the same as or substantially similar to the job duties or business-related activities in which the Employee participated for the Company in the 24-month period prior to the termination of the Employee’s employment for any reason; and
(ii)job duties or other business-related activities in which the Employee could reasonably be expected to use or disclose, intentionally or inadvertently, Confidential Information that the Employee received during the 12-month period prior to the termination of the Employee’s employment for any reason.
III

Covenants/Related Provisions

1.Non-Disclosure and Non-Use of Confidential Information: The Company shall provide the Employee with access to Confidential Information in the course of performance of the Employee’s duties. Except for in performance of the Employee’s duties for the Company, the Employee agrees not to disclose, use, copy, take, download, upload, duplicate or otherwise permit the use, disclosure, copying, taking, downloading, uploading, or duplication of any Confidential Information during or following his/her employment with the Company. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information. The Employee shall promptly report to the Company any actual or suspected violation of confidentiality obligations toward the Company and will take all reasonable further steps requested by the Company and to prevent, control or remedy any such violation. The Employee acknowledges and agrees that the Employee shall have no ownership or privacy interest in materials or information that is stored on or transmitted using property or equipment or rights leased, licensed or owned by the Company, even if the Employee claims an ownership or privacy interest in such materials or information. The Employee agrees that to any extent that the Employee uses the Company’s resources for such materials and information, the Employee forfeits any privacy and ownership interest in them and agrees that they shall be subject to ownership, access, use and disclosure by the Company at any time without notice to or further consent of the Employee.

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2.Non-Solicitation of DXC Employees, Clients, and Prospective Clients: During the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason, the Employee shall not, without the express, prior written consent of DXC’s General Counsel, engage, in the Restricted Area, in any of the conduct described below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company:

(i)solicit (or contact in any manner which could reasonably be construed as solicitation), hire or employ, attempt to hire or employ, retain as or attempt to retain as a consultant or an independent contractor, any current employee of the Company or any person who was an employee of the Company within the 6-month period preceding such solicitation, contact, hiring or employment, or attempted hiring or employment, excluding any employee or other service provider who (a) is not and was not at any time an officer of the Company and (b) who had a pre-existing relationship with the Employee and was hired or engaged by the Company during the period of the Employee’s employment at the instigation of the Employee;

(ii)solicit (or contact in any manner which could reasonably be construed as solicitation) any Client or Prospective Client for the purpose of selling or providing solutions, products and/or services competitive with Services provided by or offered by the Company, or divert or cause a reduction in the business between the Company and any Client or Prospective Client. The Employee understands and acknowledges, however, that this non-solicitation obligation shall not apply if (i) the Client or Prospective Client chose to seek such Services from the Employee without the Employee having taken any steps to solicit its business, and (ii) the Employee has otherwise complied with the restrictive covenants set forth herein; or

(iii)solicit or communicate with any vendor, supplier, subcontractor, or partner of the Company with which the Employee worked or about which the Employee received Confidential Information, at any time during the 12-month period preceding the termination of the Employee’s employment with the Company, for the purpose of persuading or assisting such vendor, supplier, subcontractor, or partner to terminate, or modify to the detriment of the Company, any business relationship with the Company.

3.Non-Competition: During the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason, the Employee shall not, without the express, prior written consent of DXC’s General Counsel, in the Restricted Area, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company, provide Restricted Services for or on behalf of a Competitor.

4.Notice of Post-Employment Activities: If the Employee accepts a position with a Competitor at any time within twenty-four months following termination of employment with

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the Company, the Employee must promptly give written notice to DXC's General Counsel, and must provide DXC with the information it needs about the Employee’s new position to determine whether such position would likely lead to a violation of this Agreement (except that the Employee need not provide any information that would include the Competitor's confidential information or trade secrets). The Employee consents to the Company notifying his or her new employer of the Employee’s rights and obligations under this Agreement.

5.Non-Disparagement. During and after his employment with the Company, Employee agrees not to disparage the Company, and similarly the Company agrees not to disparage Employee, in each case other than in truthful testimony given in response to a lawful subpoena or similar court or governmental order.

6.Injunctive Relief/Remedies: The Employee acknowledges and agrees that if the Employee were to breach, or threaten to breach, any of the covenants set forth in this Agreement, the Company would suffer immediate and irreparable harm and would therefore be entitled to specific performance through equitable relief, including injunctive relief, ordered by a court of appropriate jurisdiction, without the need to post any bond. The Employee therefore consents and stipulates to the entry of such injunctive relief in an appropriate court prohibiting the Employee from breaching this Agreement. Nothing in this Agreement shall diminish the right of the Company to claim and recover money damages. The rights of the Company set forth in this Section 4 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate agreement with the Employee or otherwise with respect to the events described in this Agreement.

7.Reasonableness, Reformation, and Revival: The Employee agrees that the terms and conditions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of the Company. The Employee further agrees that if the Employee violates the provisions of this Agreement that the number of days that the Employee is in violation will be added to any periods of limitation on the activities specified herein. However, if the scope of any provision contained in this Agreement is too broad to permit enforcement of such provision to its full extent, then the Company and the Employee agree that, in accordance with Nevada law, the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law, and enforce this Agreement as reformed or modified. Subject to the provisions of the foregoing sentence, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement. The Employee specifically agrees that each provision and subsection of this Agreement is independent of and severable from the others, and may be enforced independently, which shall, as applicable, continue in full force and effect after the expiration or termination of this Agreement.

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8.Assignment: The rights and obligations of the Company under this Agreement may, without the consent of Employee, be assigned by the Company, in its sole discretion, to any subsidiary, venture or affiliate of the Company or successor in interest to a substantial portion of the business or assets of the Company. Employee shall not have the right to assign Employee’s rights or obligations under this Agreement.

9.Waiver of Breach: Any failure or delay on the part of either party to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party.

10.Binding Effect: Employee agrees that this Agreement shall be binding upon Employee’s heirs, executors, and other legal representatives or assigns.

11.Amendment: This Agreement may not be modified or amended except by a written instrument executed by Employee and DXC’s General Counsel.

12.Entire Agreement: This Agreement constitutes Employee’s and the Company’s entire agreement and supersedes all other prior agreements, understandings or representations by or between the parties, whether oral or written, with respect to the specific subject matters herein. Specifically, should Employee and the Company be parties to another agreement with provisions regarding confidentiality, non-disclosure, non-competition, non-solicitation of clients, prospective clients or employees, and all related definitions thereof, or any other restrictive covenants included in this Agreement, such similar provisions of any other such agreement are superseded by the terms of this Agreement; provided, that, this Agreement does not supersede, and is superseded by, any similar provisions of the Employment Agreement between DXC and the Employee, dated April 1, 2024; and, provided, further, that this Agreement does not supersede the provisions of any equity award agreement between Employee and DXC that addresses Recoupment and Forfeiture, except as expressly stated herein.

13.Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflict of law rules.

[signature page follows]

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EMPLOYEE:	FOR THE COMPANY:
/s/ Raul Fernandez______________________ Signature	s/ Zafar Hasan______________________
Raul Fernandez _________________________________________________________________________________ Printed Name March 31, 2024	Name: Zafar Hasan Title: Senior Vice President – Deputy General Counsel Date: March 31, 2024
Date
US_DOCS\147998304.14 – Signature page to Non-Competition/Non-Solicitation Agreement

ANNEX E

Form of PSU Agreement [attached]

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DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN
PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of Award.
This Agreement (“Agreement”), dated as of «Grant_Date_x» (the “Grant Date”) by and between DXC Technology Company, a Nevada corporation (the “Company”), and
«Name_x», a full-time employee of the Company and/or one or more of its Subsidiaries (the “Employee”).
This Agreement granting the Employee an award of restricted stock units under the Plan (the “Award”) shall be subject to all of the terms and conditions set forth in the DXC Technology Company 2017 Omnibus Incentive Plan (the “Plan”) and this Agreement. Except as defined herein or in Appendix A, capitalized terms shall have the same meanings ascribed to them under the Plan.
This Award is subject to the data privacy provisions set forth in Appendix B. Appendix A, Appendix B, Appendix C and Appendix D constitute part of this Agreement.
Award Granted: «Shares_Granted_x» Restricted Stock Units (the “Target Units”)
2.Normal Settlement of RSUs at end of Performance Period.
(a)The total number of RSU Shares delivered in settlement of this Award shall be between 0% and 200%, inclusive, of the number of Target Units, and, except as otherwise provided in this Agreement, shall be determined by the Committee pursuant to Appendix C to this Agreement based on the Company’s performance for the Fiscal Year [    ]1 performance period (the “Performance Period”). Dividend Equivalents will be paid with respect to such RSU Shares delivered in settlement at the same time as the Restricted Stock Units (“RSUs”) are settled.
(b)For purposes of this Section 2, this Award shall be settled on the Scheduled Settlement Date.
(c)Any RSU Shares the Employee receives in settlement of the RSUs shall be subject to any holding period requirements or other restrictions set forth in the Company’s stock ownership guidelines applicable to the Employee, as in effect from time to time. The Employee acknowledges that he or she may be prohibited from selling or otherwise disposing of such RSU Shares while subject to such guidelines.
1Note to Draft: To be the three fiscal year performance period.

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3.Effect of Termination of Employment; Approved Termination; Qualifying Termination; Change in Control; Recoupment and Forfeiture.
(a)Age 55 or Older Other than for Cause, death or Disability with at least 5 Years of Service; Approved Termination; Qualifying Termination. If:
(i)the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated after the end of Fiscal Year [    ]2 or during Fiscal Year [ ]3 or Fiscal Year [ ]4 at age 55 or older for no reason, or for any reason other than Cause, death or Disability, and the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) in continuous service as an employee and/or director of the Company or its Subsidiaries for at least 5 years immediately prior to the date of termination of employment status (such termination, a “Qualifying Retirement”), then the RSUs shall remain outstanding and shall settle in accordance with Section 2 and Appendix C of this Agreement, without proration, on the Scheduled Settlement Date, subject to Employee’s continued compliance with the restrictive covenants contained in Section 6 and subject further to the forfeiture provisions of Section 5(b); or
(ii)if Section 3(a)(i) does not apply and the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated at any time on or before the end of Fiscal Year [ ]5 and such termination is specifically approved by the Committee for purposes of this Section 3(a), then the Company shall settle a fraction of the RSUs that otherwise would settle in accordance with Section 2 and Appendix C of this Agreement on the Scheduled Settlement Date. This fraction will be determined by calculating the number of full months of continuous service with the Company or its Subsidiaries that the Employee has completed since the start of the Performance Period and then dividing this number by 36. If the Employee’s status as an employee of the Company or any of its Subsidiaries terminates pursuant to this Section 3(a) after the end of Fiscal Year [ ]6, then the Company shall settle the RSUs in accordance with Section 2 and Appendix C of this Agreement, without pro-ration, on the Scheduled Settlement Date. If the Employee experiences a Qualifying Termination that is not a Qualifying Retirement after the end of Fiscal Year [ ]7 and before or more than two years after a Change in Control, the Qualifying Termination will be deemed an approved termination for purposes of Section 3(a)(ii) hereof.

2Note to Draft: To be the first fiscal year in the performance period.
3Note to Draft: To be the second fiscal year in the performance period.
4Note to Draft: To be the third fiscal year in the performance period.
5Note to Draft: To be the third fiscal year in the performance period.
6Note to Draft: To be the third fiscal year in the performance period.
7Note to Draft: To be the first fiscal year in the performance period.
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(b)Death or Disability.
(i)If, on or before the end of Fiscal Year [ ]8, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of the death or Disability of the Employee, then, one calendar month after the Employee’s status as an employee of the Company or its Subsidiaries is terminated (the “Employment Termination Date”) the Company shall settle the RSUs in full by delivering a pro-rated amount of 100% of the Target Units, with such pro-ration based on the Employee’s period of service during the Performance Period.
(ii)If, after the end of Fiscal Year [ ]9 and prior to the Scheduled Settlement Date, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of the death or Disability of the Employee, then the Company shall settle the RSUs in accordance with Section 2 and Appendix C of this Agreement, without pro-ration, as soon as practicable after the Employment Termination Date, but in no event later than the Scheduled Settlement Date.
(iii)If settlement is by reason of termination due to death, settlement shall be to the beneficiary designated by the Employee for such purpose.
(c)Cancellation of RSUs upon Other Termination of Employment. If, on or before the end of Fiscal Year [ ]10, the Employee’s status as an employee of the Company or any of its Subsidiaries terminates for any reason (or no reason), other than pursuant to Section 3(a) or (b) hereof, then the RSUs and all related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date. If the Employee’s status as an employee of the Company or any of its Subsidiaries terminates for any reason (or no reason), other than pursuant to Section 3(a) or (b) hereof, after the end of Fiscal Year [ ]11, then the Company shall settle the RSUs in accordance with Section 2 and Appendix C of this Agreement on the Scheduled Settlement Date.
(d)Change in Control.
(i)Upon a Change in Control that occurs on or before the end of the Performance Period while Employee is employed by the Company or its Subsidiaries, a number of RSUs equal to the greater of (I) 100% of the Target Units or (II) the percentage of Target Units that would vest pursuant to Section 2 and Appendix C (determined as if the date of the Change in Control were the last day of the Performance Period) shall, subject to Section 18 of the Plan, vest and be settled in accordance with the following terms of this Section 3(d)(i). Following the Change in Control, the RSUs shall vest based solely on the passage of time and the Employee's continued employment with the Company (including any successor to the Company resulting from the Change in Control) and its
8Note to Draft: To be the third fiscal year in the performance period.
9Note to Draft: To be the third fiscal year in the performance period.
10Note to Draft: To be the third fiscal year in the performance period.
11Note to Draft: To be the third fiscal year in the performance period.
3
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Subsidiaries as follows:
(x) if the Change in Control happens on or before the first anniversary of the Grant Date, the RSUs shall vest in substantially equal thirds on the first, second and third anniversaries of the Grant Date; (y) if the Change in Control happens after the first anniversary of the Grant Date but on or before the second anniversary of the Grant Date, the RSUs shall vest in substantially equal halves on the second and third anniversaries of the Grant Date; and (z) if the Change in Control happens after the second anniversary of the Grant Date, the RSUs shall vest in their entirety on the third anniversary of the Grant Date. The RSUs shall be subject to all other terms and conditions of this Agreement; provided, however, that if, on or within two (2) years after the date of the Change in Control and prior to when the RSUs have vested in full, the Employee experiences a Qualifying Termination, or the Employee’s status as an employee of the Company (including any successor to the Company resulting from the Change in Control) or any of its Subsidiaries is terminated as a result of the Employee’s death or Disability or pursuant to Section 3(a) above, then the RSUs shall automatically vest in full as of the Employment Termination Date. Settlement of any RSUs (and any related Dividend Equivalents) that vest pursuant to this Section 3(d)(i) shall occur on or as soon as administratively practicable (but, subject to Section 19 below, in no event later than 2.5 months) after the applicable vesting date.
(ii)Upon a Change in Control that occurs after the end of Fiscal Year [ ]12 and prior to the Scheduled Settlement Date, the Company shall settle the RSUs in accordance with Section 2 and Appendix C of this Agreement, without pro ration, as soon as practicable after the Change in Control, but in no event later than the Scheduled Settlement Date
(e)Recoupment and Forfeiture. Settlement of all or a portion of the Award pursuant to this Section 3 is subject to the forfeiture provisions of this Section 3. Settlement of all or a portion of the Award is subject to recoupment by the Company pursuant to Section 5.
(f)Leave of Absence. If the Employee is granted a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then for purposes of this Award: (i) while on leave of absence the Employee shall be treated as if he were an active employee; (ii) if the Employee’s leave of absence is terminated and the Employee does not timely return to active employment, the date of the end of the leave of absence shall be treated as the Employment Termination Date; (iii) if the Employee’s leave of absence is terminated and the Employee timely returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence; and (iv) if the Employee’s leave of absence continues to the Scheduled Settlement Date or any other date for settlement of the RSUs as provided under this Award, any RSUs which the Employee would otherwise be entitled to receive if he were an active employee shall be settled on such date.
12Note to Draft: To be the third fiscal year in the performance period.

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(g)Termination Date. The Employment Termination Date shall occur (regardless of the reason of termination and whether or not the termination was in breach of applicable labor laws or the Employee’s employment contract, if any) effective as of the date that the Employee is no longer actively providing services and will not be extended by any notice period mandated under applicable law or contractual right. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of the RSUs (including whether the Employee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, except as set forth in Section 3(a), the Employee is not entitled to pro-rata vesting of any RSUs if the Employee is employed for only a portion of the vesting period.
4.Withholding and Taxes.
(a)If the Company and/or the Employer are obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or settlement of the RSUs pursuant to this Agreement (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company and/or the Employer becomes so obligated shall be referred to herein as the “Withholding Date”), then the Employee shall pay to the Company on the Withholding Date, the aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company (the “Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a portion of the RSU Shares; provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the Withholding Date, plus the value of the Dividend Equivalents associated with such shares on the Withholding Date); and provided further that the RSU Shares to be cancelled shall be those that would otherwise have been delivered to the Employee the soonest upon settlement of the RSUs; and provided further, however, that the Employee may, on or before the Withholding Date, irrevocably elect to instead pay to the Company, by check or wire transfer delivered or made within one business day after the Withholding Date, an amount equal to or greater than the Withholding Liability.
(b)The Employee acknowledges that neither the Company nor the Employer has made any representation or given any advice to the Employee with respect to Taxes.
5.Recoupment and Forfeiture – Detrimental Activity.
(a)Refund of Stock Value. If the Employee engages in Detrimental Activity (as defined below in Section 5(c)) during the time periods set forth in each provision of Section 5(c), then, if the RSUs were settled within the period beginning on the date which is one year prior to the earlier of (i) the Employment Termination Date and (ii) the occurrence of such event, and ending on the occurrence of such event, the Employee shall immediately deliver to the Company an amount in cash equal to the (i) aggregate Fair Market Value, determined as of such Settlement Date, of all RSU Shares which were delivered to the Employee or cancelled in payment of Taxes on such Settlement Date and (ii) Dividend Equivalents paid to the Employee in respect of those RSU Shares.
(b)Forfeiture of RSUs. If the Employee engages in Detrimental Activity prior to the final Settlement Date for the RSUs, the RSUs and all related Dividend Equivalents shall be terminated and forfeited.

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(c)For purposes of this Agreement, “Detrimental Activity” shall mean any of the following:

(i)At any time, failing to abide by Employee’s contractual obligations regarding non-competition; provided that for purposes of this Section 5(a)(c), the period applicable to such contractual obligations shall be deemed to be the time of Employee’s employment and a period of 24 months following the termination of the Employee’s employment for any reason;
(ii)at any time, failing to abide by Employee’s contractual obligations regarding confidentiality;
(iii)at any time failing to abide by Employee’s contractual obligations to assign all intellectual property to the Company and/or any of its Subsidiaries;
(iv)failing to abide by any other contractual obligations to the Company and/or any of its Subsidiaries, as set forth in those contracts (including Section 6 below), including (A) obligations not to solicit employees of the Company and/or any of its Subsidiaries to perform services for others, and (B) obligations not to solicit business from clients, vendors or business partners of the Company and/or any of its Subsidiaries;
(v)engaging during the term of employment in any action that warrants or results in termination of Employee’s employment for “Cause,” as defined in Appendix A;
(vi)any other willful action determined by the Company to be materially injurious, detrimental or prejudicial to any of the interests of the Company and/or any of its Subsidiaries during the term of employment and a period of two years thereafter.

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(d)State-Specific Exclusions. To the extent the Employee primarily resides and works in California, Oklahoma, North Dakota or Nebraska, Section 5(c)(i) of the definition of Detrimental Conduct shall not apply. In addition, to the extent the Employee primarily resides and works in California, the Employee will have the right to modify Section 5 and choose the application of California law to Section 5 of this Agreement in accordance with California Labor Code §925. If this occurs, then Section 5(c)(iv) of the definition of Detrimental Activity shall be deemed modified so that it only prohibits conduct by the Employee that involves the misappropriation of a trade secret of the Company and/or any of its Subsidiaries; provided, however, that the Company and/or any of its Subsidiaries shall continue to retain all of their rights in trade secrets and nothing in this Agreement shall be construed eliminate, reduce or adversely affect the rights that the Company and/or any of its Subsidiaries would otherwise have related to the protection of their trade secrets absent this Agreement. In addition, to the extent the Employee primarily resides and works in Colorado, Colorado law will apply to Section 5 of this Agreement.
(e) As an additional condition of receiving this Award, the Employee agrees and acknowledges that the Award shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company and applicable to the Employee.
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6.Employee Covenants.
(a)Non-Disclosure and Non-Use of Confidential Information. The Company and/or any of its Subsidiaries shall provide the Employee with access to Confidential Information in the course of performance of the Employee’s duties. Except for in performance of the Employee’s duties for the Company and/or any of its Subsidiaries, the Employee agrees not to disclose, use, copy, take, download, upload, duplicate or otherwise permit the use, disclosure, copying, taking, downloading, uploading, or duplication of any Confidential Information during or following his/her employment with the Company and/or any of its Subsidiaries. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information. The Employee shall promptly report to the Company and/or any of its Subsidiaries any actual or suspected violation of confidentiality obligations toward the Company and/or any of its Subsidiaries and will take all reasonable further steps requested by the Company and/or any of its Subsidiaries to prevent, control or remedy any such violation. The Employee acknowledges and agrees that the Employee shall have no ownership or privacy interest in materials or information that is stored on or transmitted using property or equipment or rights leased, licensed or owned by the Company and/or any of its Subsidiaries, even if the Employee claims an ownership or privacy interest in such materials or information. The Employee agrees that to any extent that the Employee uses the Company’s and/or any of its Subsidiaries’ resources for such materials and information, the Employee forfeits any privacy and ownership interest in them and agrees that they shall be subject to ownership, access, use and disclosure by the Company and/or any of its Subsidiaries at any time without notice to or further consent of the Employee.
(b)Non-Solicitation of the Company’s Employees, Clients, and Prospective Clients. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Solicitation Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, engage, in the Restricted Area, in any of the conduct described below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries:

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(i)solicit (or contact in any manner which could reasonably be construed as solicitation), hire or employ, attempt to hire or employ, retain as or attempt to retain as a consultant or an independent contractor, any current employee of the Company and/or any of its Subsidiaries or any person who was an employee of the Company and/or any of its Subsidiaries within the 6-month period preceding such solicitation, contact, hiring or employment, or attempted hiring or employment, excluding any employee or other service provider who (a) is not and was not at any time an officer of the Company and (b) who had a pre-existing relationship with the Employee and was hired or engaged by the Company during the period of the Employee’s employment at the instigation of the Employee;
(ii)solicit (or contact in any manner which could reasonably be construed as solicitation) any Client or Prospective Client for the purpose of selling or providing solutions, products and/or services competitive with Services provided by or offered by the Company and/or any of its Subsidiaries, or divert or cause a reduction in the business between the Company and/or any of its Subsidiaries and any Client or Prospective Client. The Employee understands and acknowledges, however, that this non-solicitation obligation shall not apply if (i) the Client or Prospective Client chose to seek such Services from the Employee without the Employee having taken any steps to solicit its business, and (ii) the Employee has otherwise complied with the restrictive covenants set forth herein; or
(iii)solicit or communicate with any vendor, supplier, subcontractor, or partner of the Company and/or any of its Subsidiaries with which the Employee worked or about which the Employee received Confidential Information, at any time during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries, for the purpose of persuading or assisting such vendor, supplier, subcontractor, or partner to terminate, or modify to the detriment of the Company and/or any of its Subsidiaries, any business relationship with the Company and/or any of its Subsidiaries.
(c)(i) Non-Competition. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Competition Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, in the Restricted Area, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries, provide Restricted Services for or on behalf of a Competitor.
(ii)Non-Competition Restriction in the Event of a Reduction in Force. In the event the Employee’s employment is terminated by the Company and/or any of its Subsidiaries due to a reduction in force, reorganization or similar type of restructuring, the Company and/or any of its Subsidiaries may choose to enforce the provisions of Section 6(c)(i) to the extent permitted by applicable law, including by providing the Employee additional salary, benefits, or severance pay
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(collectively “Severance Pay”) during the Non-Competition Period. If the Company and/or any of its Subsidiaries choose to make such an offer of Severance Pay, they may, in their discretion, condition the Employee’s receipt of Severance Pay on the Employee’s execution of a release of claims against the Company and/or any of its Subsidiaries.
(d)State-Specific Exclusions. To the extent the Employee primarily resides and works in California, Oklahoma, North Dakota, or Nebraska, the Employee will not be subject to the terms of Section 6(c). In addition, to the extent the Employee primarily resides and works in California, the Employee will have the right to modify Section 6 as set forth in this paragraph and choose the application of California law to Section 6 of this Agreement in accordance with California Labor Code §925. If this occurs, then the restrictions in Section 6(b) shall be deemed modified so that they only prohibit conduct by the Employee that involves the misappropriation of a trade secret of the Company and/or any of its Subsidiaries. In addition, to the extent the Employee primarily resides and works in Colorado, Colorado law will apply to Section 6 of this Agreement.
(e)Notice of Post-Employment Activities. If the Employee accepts a position with a Competitor at any time within twenty-four months following termination of employment with the Company and/or any of its Subsidiaries, the Employee must promptly give written notice to the senior Human Resources manager for the business sector in which the Employee worked, with a copy to the Company’s General Counsel, and must provide the Company with the information it needs about the Employee’s new position to determine whether such position would likely lead to a violation of this Agreement (except that the Employee need not provide any information that would include the Competitor's confidential information or trade secrets). The Employee consents to the Company and/or any of its Subsidiaries notifying his or her new employer of the Employee’s rights and obligations under this Agreement.
(f)Compliance with Defend Trade Secrets Act; Other Protected Disclosures. The Employee acknowledges that he or she is hereby notified that, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833, the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Employee files a lawsuit for retaliation against the Company and/or any of its Subsidiaries for reporting a suspected violation of law, the Employee may disclose the trade secrets of the Company and/or any of its Subsidiaries to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Further, nothing in the Plan, or this Agreement will prevent Employee from (i) exercising any rights Employee may have under Section 7 of the National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful.
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(g)Inventions. The Employee acknowledges and agrees that as a function of the Employee’s employment with the Company and/or any of its Subsidiaries, the Employee may solely or jointly conceive, develop, reduce to practice or otherwise produce inventions, software, computer programs, algorithms, source code, discoveries, know-how, innovations, enhancements, designs, developments, improvements, techniques, technology, concepts, methods, processes, ideas, trade secrets and other forms of intellectual property and works of authorship, whether or not any of the foregoing constitute trade secrets, and whether or not eligible for copyright, trademark and patent protection (collectively “Inventions”). The Employee shall make prompt and full disclosure to the Company and/or any of its Subsidiaries, shall hold in trust for the sole benefit of the Company and/or any of its Subsidiaries, and hereby assigns exclusively to the Company without additional compensation or consideration to the Employee all the Employee’s rights, title and interest in and to any and all Inventions that the Employee solely or jointly may conceive, develop, reduce to practice or otherwise produce during the Employee’s employment with the Company and/or any of its Subsidiaries, including, without limitation, all patent rights, copyright rights, trade secret rights, and all other intellectual property rights therein. The Employee waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or other intellectual property right relating to any Invention so assigned to the Company. The Employee agrees to perform all actions reasonably requested by the Company to establish and confirm the Company’s ownership of Inventions, including, without limitation, signing and delivering to the Company (during and after employment) any other documents that the Company considers desirable to provide evidence of
(a) the assignment of all rights of the Employee, if any, in any Inventions and (b) the Company’s ownership of such Inventions. If the Company is unable to secure the Employee’s signature on any document necessary to apply for, prosecute or obtain or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to the Employee’s mental or physical incapacity or any other cause, the Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee’s agent and attorney- in-fact, to act for and in the Employee’s behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by the Employee. The Employee will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company’s expense but without compensation to the Employee in excess of the Employee’s salary or wages. If the Company requires any assistance after termination of the Employee’s employment, the Employee will be compensated for time actually spent in providing that assistance at an hourly rate equivalent to the Employee’s salary or wages during the last period of employment with the Company and/or any of its Subsidiaries. Notwithstanding the foregoing, the Employee’s assignment of Inventions to the Company by way of this Section shall not apply to any Invention that: (i) was completely developed and reduced to practice entirely by the Employee prior to employment with the Company and/or any of its Subsidiaries without using any equipment, supplies, facilities, services, or Confidential Information of the Company and/or any of its Subsidiaries; (ii) does not relate to the business of the Company and/or any of its Subsidiaries, or to the actual or demonstrably anticipated research or development of the Company and/or any of its Subsidiaries; (iii) does not result from any work performed by the Employee for the Company and/or any of its Subsidiaries; or (iv) qualifies as an invention under applicable law in the
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Employee’s state of domicile. The Employee has been given the opportunity to set forth, on the form set forth as Appendix D, a list describing all such Inventions that (x) the Employee wishes to have excluded from this Agreement, and (b) have arisen since the last time (if any) that the Employee signed a transfer of rights agreement in favor of the Company. If the Employee has completed Appendix D, the Employee must promptly sign it (as indicated) and send the form to the Stock Plan Administration (“SPA”) department. If no such form is sent to SPA, the Employee represents that there are no such Inventions. The parties acknowledge that the Company and/or any of its Subsidiaries may not necessarily agree with all of the Employee’s assertions of ownership and reserves the right to review and make its own determinations regarding same. As to any Invention in which the Employee has an interest at any time prior to or during the Employee’s employment with the Company and/or any of its Subsidiaries, if the Employee uses or incorporates such an Invention in any released or unreleased product, service, program, process, machine, development or work in progress of the Company and/or any of its Subsidiaries, or if the Employee permits the Company and/or its Subsidiaries to use or incorporate such an Invention, the Company and/or its Subsidiaries shall be granted and shall have an irrevocable, perpetual, royalty-free, worldwide license to exercise any and all rights with respect to such Invention, including the right to protect, make, have made, use, sell, copy, disclose, modify, prepare derivative works of that Invention without restriction and the right to sublicense those rights to others.
(h)Copyrights. The Employee acknowledges and agrees that any and all copyrightable works prepared by him or her within the scope of the Employee’s employment by the Company and/or its Subsidiaries and/or its predecessors in interest shall be works made for hire, that the Company and/or its Subsidiaries shall own all rights under copyright in and to such works, and that the Company and/or its Subsidiaries shall be considered the author of all such works. If and to the extent that any jurisdiction should fail to deem any such work to be a work made for hire owned by the Company and/or any of its Subsidiaries, the Employee hereby irrevocably assigns to the Company and/or any of its Subsidiaries all rights, title and interest in and to such work, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, oral rights, and all rights corresponding thereto throughout the world. To the extent moral rights may not be assigned, the Employee hereby waives the benefit or protection of same, and waives all rights under the Visual Artists Rights Act.
(i)Injunctive Relief and Damages.
(i)Injunctive Relief. The Employee acknowledges and agrees that if the Employee were to breach, or threaten to breach, any of the covenants set forth in Section 6 hereof, the Company and/or any of its Subsidiaries would suffer immediate and irreparable harm and would therefore be entitled to specific performance through equitable relief, including injunctive relief, ordered by a court of appropriate jurisdiction, without the need to post any bond. The Employee therefore consents and stipulates to the entry of such injunctive relief in an appropriate court prohibiting the Employee from breaching this Agreement.
(ii)Damages. Nothing in this Section shall diminish the right of the Company and/or any of its Subsidiaries to claim and recover money damages,
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including the value and return of equity as provided in Section 6, in addition to injunctive relief or any other remedy provided by law or under this Agreement.
(j)Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 6 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 6 hereof.
(k)Reasonableness, Reformation and Revival. The Employee agrees that the terms and conditions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and its Subsidiaries, including its Confidential Information and goodwill. The Employee further agrees that if the Employee violates the provisions of Sections 6(b) or 6(c) of this Agreement (if applicable) that the number of days that the Employee is in violation will be added to any periods of limitation on the activities specified herein. However, if the scope of any provision contained in Section 6 is too broad to permit enforcement of such provision to its full extent, then the Company and the Employee agree that, in accordance with Nevada law, the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law, and enforce this Agreement as reformed or modified. Subject to the provisions of the foregoing sentence, whenever possible, each provision of this this Section 6 will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Section 6 is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement. The Employee specifically agrees that each provision and subsection of Section 6 is independent of and severable from the others, and may be enforced independently, which shall, as applicable, continue in full force and effect after the expiration or termination of this Agreement.
7.Registration of Units.
The Employee’s right to receive the RSU Shares shall be evidenced by book entry (or by such other manner as the Committee may determine).
8.Certain Corporate Transactions.
In the event that the outstanding securities of any class then comprising the RSU Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term “RSU Shares,” as used in this Agreement, shall, from and after the date of such event, include such cash, property and/or securities so distributed

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in respect of the RSU Shares, or into or for which the RSU Shares are so increased, decreased, exchanged or converted.
9.Shareholder Rights.
The Employee shall have no rights of a shareholder with respect to RSU Shares subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Employee.
10.Assignment of Award.
Except as otherwise permitted by the Committee, the Employee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Employee’s rights under and interest in this Award may be made by the Employee other than by will or by the laws of descent and distribution.
11.Notices.
Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:
(a)by registered or certified United States mail, postage prepaid, to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231,
Ashburn, VA 20147, United States of America; or
(b)by hand delivery or otherwise to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147, United States of America.
Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.
12.Stock Certificates.
Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 12 have been complied with.

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13.Successors and Assigns.
This Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company and/or any of its Subsidiaries, and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Employee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein. Notwithstanding the foregoing, the rights and obligations of the Company and/or any of its Subsidiaries under this Agreement may, without the consent of the Employee, be assigned in whole or in part by the Company and/or any of its Subsidiaries, in their sole discretion, to any subsidiary, venture or affiliate of the Company or successor in interest to any portion of the business or assets of the Company and/or any of its Subsidiaries.
14.Plan.
The RSUs are granted pursuant to the Plan, as in effect on the Grant Date, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the RSUs or of any of the Employee’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the RSUs are settled in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee.
15.No Employment Guaranteed.
No provision of this Agreement shall (a) be deemed to form an employment contract or relationship with the Company and/or its Subsidiaries, (b) confer upon the Employee any right to be or continue to be in the employ of the Company and/or its Subsidiaries, (c) affect the right of the Company and/or any of its Subsidiaries to terminate the employment of the Employee, with or without Cause, or (d) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company and/or its Subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Company and/or any of its Subsidiaries may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Company and/or any of its Subsidiaries are parties to a written employment agreement that expressly provides otherwise.
16.Nature of Company Restricted Stock Unit Grants.
The Employee acknowledges and agrees that:
(a)the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)the Company grants RSUs voluntarily and on an occasional basis, and the receipt of the RSUs by the Employee does not create any contractual or other right to receive any
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future grant of RSUs, or any benefits in lieu of a grant of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future grants of RSUs by the Company will be made in the sole discretion of the Company;
(d)the Employee is voluntarily participating in the Plan;
(e)the future value of the RSUs and RSU Shares is unknown and cannot be predicted with certainty;
(f)the RSUs and RSU Shares, and the income from and value of same, are an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Employee’s employment or service contract, if any;
(g)the RSUs and the RSU Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)the RSUs and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, any holiday pay, bonuses, long-service awards or pension or retirement or welfare benefits, or any similar payments;
(i)unless otherwise agreed with the Company, the RSUs and the RSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of a Subsidiary; and
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Employee’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any).
17.Governing Law; Consent to Jurisdiction; Venue.
Except as otherwise provided in Sections 5 and 6, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise. If the Employee has received this or any other document related to the Plan translated into a language
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other than English, and the translated version is different than the English version, the English version will control.
18.Entire Agreement; Amendment and Waivers.
This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. Notwithstanding the foregoing, should the Employee and the Company and/or any of its Subsidiaries be parties to another agreement with provisions regarding confidentiality, non- disclosure, non-competition, non-solicitation of clients, prospective clients or employees, and all related definitions thereof, or any other restrictive covenants included in this Agreement, such similar provisions of any other such agreement shall remain in full force and effect. Except as set forth in Section 21 or Section 23, none of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. Any failure or delay on the part of either party to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party.
19.Section 409A Compliance.
Payments under this Agreement are designed to be made in a manner that is exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (the “Code”) as a “short- term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
Notwithstanding anything to the contrary in this Agreement, if, upon the advice of its counsel, the Company determines that the settlement of an RSU Share pursuant to this Agreement is or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (“409A Taxes”) as applicable at the time such settlement is otherwise required under this Agreement, then such payment may be delayed to the extent necessary to avoid 409A Taxes. In particular:
(a)if the Employee is a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, such settlement shall be delayed until the earlier of (i) the first business day following the expiration of six months from the Employee’s separation from service, (ii) the date of the Employee’s death, or
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(iii)such earlier date as complies with the requirements of Section 409A (the “Settlement Delay Period”); and
(b)if all or any part of such RSU Share has been converted into cash pursuant to Section 8 hereof, then:
(i)upon settlement of such RSU Share, such cash shall be increased by an amount equal to interest thereon for the Settlement Delay Period at a rate equal to the default rate credited to amounts deferred under the Company’s Deferred Compensation Plan; provided, however, that such rate shall be calculated on a monthly average basis rather than a daily basis; and
(ii)the Company shall fund the payment of such cash to the Employee upon settlement of such RSU Share, including the interest to be paid with respect thereto (collectively, the “Delayed Cash Payment”), by establishing and irrevocably funding a trust for the benefit of the Employee, but only if the establishment of such trust does not result in any taxes or penalties becoming due under Section 409A(b). Such trust shall be a grantor trust described in Section 671 of the U.S. Internal Revenue Code and intended not to cause tax to be incurred by the Employee until amounts are paid out from the trust to the Employee. The trust shall provide for distribution of amounts to the Employee in order to pay taxes, if any, that become due on the amounts as to which payment is being delayed during the Settlement Delay Period pursuant to this Section 19, but only to the extent permissible under Section 409A of the U.S. Internal Revenue Code without the imposition of 409A Taxes. The establishment and funding of such trust shall not affect the obligation of the Company to pay the Delayed Cash Payment pursuant to this Section 19.
20.No Advice Regarding RSUs.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of RSU Shares. The Employee should consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

21.Compliance with Law.
Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the RSU Shares, the Company shall not be required to deliver any RSU Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the RSU Shares under any federal, state, or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining approval or other clearance from any federal, state, or local governmental agency, which registration, qualification, or approval the Company shall, in its absolute discretion
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deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or the sale of the RSU Shares. Further, the Employee agrees that the Company shall have unilateral authority to amend this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of RSU Shares.

22.Electronic Delivery and Participation.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or a third party designated by the Company.

23.Insider Trading/Market Abuse Laws.

The Employee acknowledges that the Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Employee’s ability to accept, acquire, sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock, or rights linked to the value of shares of Common Stock (e.g., phantom awards, futures) during such times as the Employee is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations). Insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before possessing inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees.

Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Employee should speak to his or her personal advisor on this matter.
24.Severability.
The provisions of the Agreement are severable and any provision of the Agreement which is invalid, illegal or unenforceable, in whole or in part, in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

25.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Employee’s
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participation in the Plan, on the RSUs and on any RSU Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT AND HAS HAD A REASONABLE OPPORTUNITY TO DO SO, AND THAT EMPLOYEE EITHER HAS CONSULTED, OR ON EMPLOYEE’S OWN VOLITION CHOSEN NOT TO CONSULT, WITH SUCH COUNSEL.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

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EMPLOYEE

«Name_x»

The Employee acknowledges receipt of the Plan and a Prospectus relating to this Award, and further acknowledges that he or she has reviewed this Agreement and the related documents and accepts the provisions thereof.

DXC TECHNOLOGY COMPANY

By:     /s/ William L. Deckelman, Jr,     William L. Deckelman, Jr.
Executive Vice President and General Counsel

«Name_x» ACCEPTANCE DATE

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Appendix A

1.Definitions.
For purposes of this Agreement:
(a)“Cause” shall mean: (A) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (B) conviction of a felony involving a crime of moral turpitude; (C) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company or its affiliates; or (D) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (X) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (Y) the Employee has thereafter failed to remedy such failure to perform.
(b)“Client” means:
(i)any individual, business entity or other enterprise with respect to which the Employee provided solutions, products, and/or services of the Company and/or any of its Subsidiaries (“Services”) during the 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries;
(ii)    any individual, business entity or other enterprise with which the Employee transacted business on behalf of the Company and/or any of its Subsidiaries during 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries; and
(iii)    any individual, business entity or other enterprise with respect to which the Employee possessed Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries.
(c)“Competitor” means each of the following entities: Accenture, Capgemini, Cognizant, EPAM, Infosys, HCL, TCS, Wipro, Kyndryl, Atos, Thoughtworks, Globant, HPE, Dell, IBM, Unisys and Endava.

For purposes of this Agreement, the parties specifically agree (i) that the Company and/or any of its Subsidiaries are engaged in the business of providing technology-enabled solutions, products and services; (ii) that the Services and capabilities of the Company and/or its Subsidiaries include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and (iii) that the Company and/or its Subsidiaries actively solicits business from, and provides Services to, clients located throughout the United States and the world.
(d)“Confidential Information” means all confidential and/or proprietary business information and data, trade secrets, patents, copyrights, sales and financial data, pricing
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information, methods, technical information, and know-how information of the Company and/or any of its Subsidiaries relating to the business plans and strategies of the Company and/or any of its Subsidiaries including, but not limited to, information which is marked and/or defined as restricted information (such as DXC Confidential, DXC Internal Use Only, Financial Information, or Controlled Information), or otherwise prohibited from disclosure by the Company’s Confidential Information Policy and/or Code of Business Conduct. Confidential Information generally refers to information about or belonging to the Company and/or any of its Subsidiaries or third parties that is not publicly available and could cause harm if it was disclosed without permission. Examples include information about existing and proposed business ventures; corporate strategies; engineering ideas; pricing schedules; information that requires a security clearance to access; customers and/or prospects names and lists; marketing plans and procedures; research and development plans; methods of doing business (both technical and non-technical); information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products that the Company and/or any of its Subsidiaries has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future; hardware and database technologies or technological information; designs, process and systems information; confidential intellectual property; employee staffing and compensation information; and any other confidential or proprietary information which relates to the business of the Company and/or its Subsidiaries or to the business of any Client or Prospective Client or vendor of the Company and/or its Subsidiaries or any other party with whom the Company and/or any of its Subsidiaries agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not. Confidential Information does not include information which is (i) already known by the Employee without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Employee, (iii) rightfully received from a third party without an obligation of confidentiality, or (iv) disclosed without similar restrictions by the Company and/or any of its Subsidiaries to a third party (other than an affiliate or customer of the Company and/or any of its Subsidiaries).
(e)“Employer” shall mean the Employee’s employer.
(f)“Employment Agreement” shall mean the employment agreement between the Employee and the Company dated September 12, 2019, as amended from time to time.
(g)“Non-Competition Period” means the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason.
(h)“Non-Solicitation Period” means the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason.
(i)“Prospective Client” means any individual, business entity or other enterprise which is not a Client but (a) whose business the Company and/or any of its Subsidiaries had solicited at any time during the 12-month period preceding the termination of the Employee’s
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employment with the Company and/or any of its Subsidiaries for any reason, and (b) concerning which solicitation the Employee obtained the Company’s and/or any of its Subsidiaries’ Confidential Information.
(j)“Qualifying Termination” shall have the meaning set forth in the Employment Agreement.
(k)“Restricted Area” means:
(i)any geographic area in the world for which the Employee had job responsibilities during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason;
(ii)any geographic area in the world where the Company and/or any of its Subsidiaries engages in business activities and about which business the Employee obtained Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason; and
(iii)    any geographic area in the world from which the Employee, by engaging in business, can threaten the legitimate business interests of the Company and/or any of its Subsidiaries in
(i) preserving its client relationships and goodwill, and (ii) protecting its Confidential Information from misuse and/or disclosure.
(l)“Restricted Services” means:
(i)job duties or other business-related activities that are the same as or substantially similar to the job duties or business-related activities in which the Employee participated for the Company and/or any of its Subsidiaries in the 24-month period prior to the termination of the Employee’s employment for any reason; and
(ii)job duties or other business-related activities in which the Employee could reasonably be expected to use or disclose, intentionally or inadvertently, Confidential Information that the Employee received during the 12-month period prior to the termination of the Employee’s employment for any reason.
(m)“RSU Shares” shall mean the number of shares of Common Stock to be delivered upon settlement of the RSUs.
(n)“Scheduled Settlement Date” shall mean the date that is as soon as practicable after the date upon which the Company calculates the performance results for the Performance Period pursuant to Appendix C, but in no event later than the date which is 2.5 months after such date.
(o)“Settlement Date” shall mean, with respect to each RSU Share, the date upon which the RSU was settled by the delivery of such RSU Share to the Employee or the date upon which such RSU Share was cancelled in payment of Taxes (as defined in Section 4).

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Appendix B

1.Data Privacy.
(a)In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or any of its Subsidiaries and/or the Employer may:
(i)collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, nationality and tax residence, and details regarding the terms and conditions, grant, vesting, cancellation, termination and expiration of all restricted stock units and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);
(ii)transfer the Data, in electronic or other form, to employees of the Company and/or any of its Subsidiaries, and to third parties, who are involved in the implementation, administration and/or management of, and/or accounting for, the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;
(iii)transfer the Data, in electronic or other form, to a broker or other third party with whom the Employee has elected to deposit any RSU Shares issued in settlement of the RSUs; and
(iv)retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.
(b)The Employee hereby consents to the collection, use, transfer and retention of the Data, as described in this Agreement, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.
(c)The Employee understands that by contacting his or her local human resources representative, the Employee may:
(i)view the Data;
(ii)correct any inaccurate information included within the Data;
(iii)request additional information regarding the storage and processing of the Data;
(iv)request a list with the names and addresses of any potential recipients of the Data; and

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(v)under certain circumstances and with certain consequences, prevent further use, transfer, retention and/or processing of the Data.

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APPENDIX C PERFORMANCE SCALE
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APPENDIX D – EXCLUDED INVENTIONS
Below is a list of inventions that I believe are subject to exclusion pursuant to the terms of Paragraph 6(g) of my Fiscal [    ]13 Performance-Based Restricted Stock Unit Award Agreement.
I understand that, after filling out this form, I must sign it and return it to the DXC Stock Plan Administration (“SPA”) team at stockplanadmin@dxc.com with the subject line “FY24 PSU Grant – Excluded Inventions Form.”

Title	Date	Identifying Number or Brief Description

Signature     Name:          Location:

13Note to Draft: To be the three year performance period.
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ANNEX F

Form of RSU Agreement [attached]

US_DOCS\147998304.14

DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN
SERVICE BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of Award.
This Agreement (“Agreement”) is made and entered into as of «Grant_Date_x» (the “Grant Date”) by and between DXC Technology Company, a Nevada corporation (the “Company”), and «Name_x», a full-time employee of the Company and/or one or more of its Subsidiaries (the “Employee”).
This Agreement granting the Employee an award of restricted stock units under the Plan (the “Award”) shall be subject to all of the terms and conditions set forth in the DXC Technology Company 2017 Omnibus Incentive Plan (the “Plan”) and this Agreement. Except as defined herein or in Appendix A, capitalized terms shall have the same meanings ascribed to them under the Plan.
This Award is subject to the data privacy provisions set forth in Appendix B. Appendix A, Appendix B, and Appendix C constitute part of the Agreement.
Award Granted: «Shares_Granted_x» Restricted Stock Units (the “RSUs”)
Upon each of the dates indicated below (each, a “Vesting Date”), subject to the terms and conditions set forth herein, the RSUs shall vest with respect to the number indicated below across from such date:
Number of RSUs Vesting    Date
1/3 of the RSUs Granted    1st Anniversary of the Grant Date
1/3 of the RSUs Granted    2nd Anniversary of the Grant Date
1/3 of the RSUs Granted    3rd Anniversary of the Grant Date

2.Settlement of RSUs.
(a)The RSUs shall be settled by the Company delivering to the Employee (or after the Employee’s death, the beneficiary designated by the Employee for such purpose), on the applicable Scheduled Settlement Date, a number of RSU Shares equal to the number of RSUs vesting on such date, together with any related Dividend Equivalents.
(b)Except as otherwise provided in this Agreement, the RSUs shall be settled on the applicable Scheduled Settlement Date.
(c)Any RSU Shares the Employee receives in settlement of the RSUs shall be subject to any holding period requirements or other restrictions set forth in the Company’s stock
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ownership guidelines applicable to the Employee, as in effect from time to time. The Employee acknowledges that he or she may be prohibited from selling or otherwise disposing of such RSU Shares while subject to such guidelines.
3.Effect of Termination of Employment; Approved Termination; Change in Control; Qualifying Termination; Recoupment and Forfeiture.
(a)Age 55 or Older Other than for Cause, death or Disability with at least 5 Years of Service; Qualifying Termination; Approved Termination. If, prior to the settlement of the RSUs in full:
(i)the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated at age 55 or older for no reason, or for any reason other than Cause, death or Disability, and the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) in continuous service as an employee and/or director of the Company or its Subsidiaries for at least 5 years immediately prior to the date of termination of employment status then (such termination, a “Qualifying Retirement”), any remaining unsettled RSUs with a Grant Date at least 12 months prior to the Qualifying Retirement and any related Dividend Equivalents shall, subject to Employee’s continued compliance with the restrictive covenants contained in Section 6 and subject further to the forfeiture provisions of Section 5(b), remain outstanding and shall vest in accordance with the schedule set forth in Section 1 of this Agreement; or
(ii)if Section 3(a)(i) does not apply and the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated at any time during the term of the Award and such termination is specifically approved by the Committee for purposes of this Section 3(a), then, as soon as practicable after the Employee’s status as an employee of the Company or its Subsidiaries is terminated (the “Employment Termination Date”), the Company shall settle a portion of the remaining unsettled RSUs and any related Dividend Equivalents. The portion of the RSUs settled will be determined by multiplying (x) the total number of RSUs granted under this Award by (y) a fraction, the numerator of which is the number of full months of continuous service with the Company or its Subsidiaries that the Employee has completed since the Grant Date and the denominator of which is the total number of full months from the Grant Date until the last scheduled Vesting Date under the Award, and then subtracting from the resulting product the total number of RSUs granted under this Award, if any, that have vested and been settled prior to the Employment Termination Date. The portion of the RSUs not settled in accordance with this section and any related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date. If the Employee experiences a Qualifying Termination that is not a Qualifying Retirement before or more than two years after a Change in Control, the Qualifying Termination will be deemed an approved termination for purposes of Section 3(a)(ii) hereof.

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(b)Leave of Absence. If, prior to the settlement of the RSUs in full, the Employee is granted a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then:
(i)while on leave of absence the Employee shall be treated as if he were an active employee;
(ii)if the Employee’s leave of absence is terminated and the Employee does not timely return to active employment, the date of the end of the leave of absence shall be treated as the Employment Termination Date;
(iii)if the Employee’s leave of absence is terminated and the Employee timely returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence; and
(iv)if a Scheduled Settlement Date occurs during the Employee’s leave of absence, the applicable number of RSUs and any related Dividend Equivalents shall be settled on such date.
(c)Death or Disability.
(i)Notwithstanding anything to the contrary in this Agreement, if, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of death of the Employee, then, one calendar month after such death, the Company shall complete the settlement in full of the remaining unsettled RSUs and any related Dividend Equivalents.
(ii)If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of the Disability of the Employee, then, one calendar month after the Employment Termination Date, the Company shall complete the settlement in full of the remaining unsettled RSUs and any related Dividend Equivalents.
(iii)If settlement is by reason of termination due to death, settlement shall be to the beneficiary designated by the Employee for such purpose.
(d)Cancellation of RSUs upon Other Termination of Employment. If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is voluntarily or involuntarily terminated other than pursuant to Section 3(a) or
(c) hereof, then the remaining unsettled RSUs and all related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date.
(e)Change in Control. Upon a Change in Control that occurs while the Employee is employed by the Company or its Subsidiaries, the RSUs shall, subject to Section 18 of the Plan, continue to vest based on the Employee’s continued employment with the Company
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(including any successor to the Company resulting from the Change in Control) and its Subsidiaries in accordance with the vesting schedule set forth in Section 2 and all other terms and conditions of this Agreement; provided, however, that if, on or within two (2) years after the date of the Change in Control and prior to when the RSUs have been settled in full, the Employee experiences a Qualifying Termination, or the Employee’s status as an employee of the Company (including any successor to the Company resulting from the Change in Control) or any of its Subsidiaries is terminated as a result of the Employee’s death or Disability or pursuant to Section 3(a) above, then any unvested RSUs (and any related Dividend Equivalents) shall automatically vest in full as of the Employment Termination Date and shall be settled on or as soon as administratively practicable (but, subject to Section 19 below, in no event later than 2.5 months) after the Employment Termination Date.
(f)Recoupment and Forfeiture. Settlement of all or a portion of the Award pursuant to this Section 3 is subject to the forfeiture provisions of this Section 3. Settlement of all or a portion of the Award is subject to recoupment by the Company pursuant to Section 5.
(g)Termination Date. The Employment Termination Date shall occur (regardless of the reason of termination and whether or not the termination was in breach of applicable labor laws or the Employee’s employment contract, if any) effective as of the date that the Employee is no longer actively providing services and will not be extended by any notice period mandated under applicable law or contractual right. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of the RSUs (including whether the Employee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, except as set forth in Section 3(a), the Employee is not entitled to pro-rata vesting of any RSUs if the Employee is employed for only a portion of the vesting period, but no longer employed on the respective Vesting Date.
4.Withholding and Taxes.
(a)If the Company and/or the Employer are obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or settlement of the RSUs pursuant to this Agreement (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company and/or the Employer becomes so obligated shall be referred to herein as the “Withholding Date”), then the Employee shall pay to the Company on the Withholding Date, the aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company (the “Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a portion of the RSU Shares; provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the Withholding Date, plus the value of the Dividend Equivalents associated with such shares on the Withholding Date); and provided further that the RSU Shares to be cancelled shall be those that would otherwise have been delivered to the Employee the soonest upon settlement of the RSUs; and provided further, however, that the Employee may, on or before the Withholding Date, irrevocably elect to instead pay to the Company, by check or wire transfer delivered or made within one business day after the Withholding Date, an amount equal to or greater than the Withholding Liability.
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(b)The Employee acknowledges that neither the Company nor the Employer has made any representation or given any advice to the Employee with respect to Taxes.
5.Recoupment and Forfeiture – Detrimental Activity.
(a)Refund of Stock Value. If the Employee engages in Detrimental Activity (as defined below in Section 5(c)) during the time periods set forth in each provision of Section 5(c), then, if the RSUs were settled within the period beginning on the date which is one year prior to the earlier of (i) the Employment Termination Date and (ii) the occurrence of such event, and ending on the occurrence of such event, the Employee shall immediately deliver to the Company an amount in cash equal to the (i) aggregate Fair Market Value, determined as of such Settlement Date, of all RSU Shares which were delivered to the Employee or cancelled in payment of Taxes on such Settlement Date and (ii) Dividend Equivalents paid to the Employee in respect of those RSU Shares.
(b)Forfeiture of RSUs. If the Employee engages in Detrimental Activity prior to the final Settlement Date for the RSUs, all remaining unsettled RSUs and related Dividend Equivalents shall be terminated and forfeited.
(c)For purposes of this Agreement, “Detrimental Activity” shall mean any of
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the following:

(i)At any time, failing to abide by Employee’s contractual obligations regarding non-competition; provided that for purposes of this Section 5(a)(c), the period applicable to such contractual obligations shall be deemed to be the time of Employee’s employment and a period of 24 months following the termination of the Employee’s employment for any reason;
(ii)at any time, failing to abide by Employee’s contractual obligations regarding confidentiality;
(iii)at any time failing to abide by Employee’s contractual obligations to assign all intellectual property to the Company and/or any of its Subsidiaries;
(iv)failing to abide by any other contractual obligations to the Company and/or any of its Subsidiaries, as set forth in those contracts (including Section 6 below), including (A) obligations not to solicit employees of the Company and/or any of its Subsidiaries to perform services for others, and (B) obligations not to solicit business from clients, vendors or business partners of the Company and/or any of its Subsidiaries;
(v)engaging during the term of employment in any action that warrants or results in termination of Employee’s employment for “Cause,” as defined in Appendix A;
(vi)any other willful action determined by the Company to be materially injurious, detrimental or prejudicial to any of the interests of the Company and/or

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any of its Subsidiaries during the term of employment and a period of two years thereafter.
(d)State-Specific Exclusions. To the extent the Employee primarily resides and works in California, Oklahoma, North Dakota or Nebraska, Section 5(c)(i) of the definition of Detrimental Conduct shall not apply. In addition, to the extent the Employee primarily resides and works in California, the Employee will have the right to modify Section 5 and choose the application of California law to Section 5 of this Agreement in accordance with California Labor Code §925. If this occurs, then Section 5(c)(iv) of the definition of Detrimental Activity shall be deemed modified so that it only prohibits conduct by the Employee that involves the misappropriation of a trade secret of the Company and/or any of its Subsidiaries; provided, however, that the Company and/or any of its Subsidiaries shall continue to retain all of their rights in trade secrets and nothing in this Agreement shall be construed eliminate, reduce or adversely affect the rights that the Company and/or any of its Subsidiaries would otherwise have related to the protection of their trade secrets absent this Agreement. In addition, to the extent the Employee primarily resides and works in Colorado, Colorado law will apply to Section 5 of this Agreement.
(e)As an additional condition of receiving this Award, the Employee agrees and acknowledges that the Award shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company and applicable to the Employee.
6.Employee Covenants.
(a)Non-Disclosure and Non-Use of Confidential Information. The Company and/or any of its Subsidiaries shall provide the Employee with access to Confidential Information in the course of performance of the Employee’s duties. Except for in performance of the Employee’s duties for the Company and/or any of its Subsidiaries, the Employee agrees not to disclose, use, copy, take, download, upload, duplicate or otherwise permit the use, disclosure, copying, taking, downloading, uploading, or duplication of any Confidential Information during or following his/her employment with the Company and/or any of its Subsidiaries. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information. The Employee shall promptly report to the Company and/or any of its Subsidiaries any actual or suspected violation of confidentiality obligations toward the Company and/or any of its Subsidiaries and will take all reasonable further steps requested by the Company and/or any of its Subsidiaries to prevent, control or remedy any such violation. The Employee acknowledges and agrees that the Employee shall have no ownership or privacy interest in materials or information that is stored on or transmitted using property or equipment or rights leased, licensed or owned by the Company and/or any of its Subsidiaries, even if the Employee claims an ownership or privacy interest in such materials or information. The Employee agrees that to any extent that the Employee uses the Company’s and/or any of its Subsidiaries’ resources for such materials and information, the Employee forfeits any privacy and ownership interest in them and agrees that they shall be subject to ownership, access, use and disclosure by the Company and/or any of its Subsidiaries at any time without notice to or further consent of the Employee.
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(b)Non-Solicitation of the Company’s Employees, Clients, and Prospective Clients. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Solicitation Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, engage, in the Restricted Area, in any of the conduct described below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries:
(i)solicit (or contact in any manner which could reasonably be construed as solicitation), hire or employ, attempt to hire or employ, retain as or attempt to retain as a consultant or an independent contractor, any current employee of the Company and/or any of its Subsidiaries or any person who was an employee of the Company and/or any of its Subsidiaries within the 6-month period preceding such solicitation, contact, hiring or employment, or attempted hiring or employment, excluding any employee or other service provider who (a) is not and was not at any time an officer of the Company and (b) who had a pre-existing relationship with the Employee and was hired or engaged by the Company during the period of the Employee’s employment at the instigation of the Employee;
(ii)solicit (or contact in any manner which could reasonably be construed as solicitation) any Client or Prospective Client for the purpose of selling or providing solutions, products and/or services competitive with Services provided by or offered by the Company and/or any of its Subsidiaries, or divert or cause a reduction in the business between the Company and/or any of its Subsidiaries and any Client or Prospective Client. The Employee understands and acknowledges, however, that this non-solicitation obligation shall not apply if (i) the Client or Prospective Client chose to seek such Services from the Employee without the Employee having taken any steps to solicit its business, and (ii) the Employee has otherwise complied with the restrictive covenants set forth herein; or
(iii)solicit or communicate with any vendor, supplier, subcontractor, or partner of the Company and/or any of its Subsidiaries with which the Employee worked or about which the Employee received Confidential Information, at any time during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries, for the purpose of persuading or assisting such vendor, supplier, subcontractor, or partner to terminate, or modify to the detriment of the Company and/or any of its Subsidiaries, any business relationship with the Company and/or any of its Subsidiaries.
(c)(i) Non-Competition. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Competition Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, in the Restricted Area, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other
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capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries, provide Restricted Services for or on behalf of a Competitor.
(ii)Non-Competition Restriction in the Event of a Reduction in Force. In the event the Employee’s employment is terminated by the Company and/or any of its Subsidiaries due to a reduction in force, reorganization or similar type of restructuring, the Company and/or any of its Subsidiaries may choose to enforce the provisions of Section 6(c)(i) to the extent permitted by applicable law, including by providing the Employee additional salary, benefits, or severance pay (collectively “Severance Pay”) during the Non-Competition Period. If the Company and/or any of its Subsidiaries choose to make such an offer of Severance Pay, they may, in their discretion, condition the Employee’s receipt of Severance Pay on the Employee’s execution of a release of claims against the Company and/or any of its Subsidiaries.
(d)State-Specific Exclusions. To the extent the Employee primarily resides and works in California, Oklahoma, North Dakota, or Nebraska, the Employee will not be subject to the terms of Section 6(c). In addition, to the extent the Employee primarily resides and works in California, the Employee will have the right to modify Section 6 as set forth in this paragraph and choose the application of California law to Section 6 of this Agreement in accordance with California Labor Code §925. If this occurs, then the restrictions in Section 6(b) shall be deemed modified so that they only prohibit conduct by the Employee that involves the misappropriation of a trade secret of the Company and/or any of its Subsidiaries. In addition, to the extent the Employee primarily resides and works in Colorado, Colorado law will apply to Section 6 of this Agreement.
(e)Notice of Post-Employment Activities. If the Employee accepts a position with a Competitor at any time within twenty-four months following termination of employment with the Company and/or any of its Subsidiaries, the Employee must promptly give written notice to the senior Human Resources manager for the business sector in which the Employee worked, with a copy to the Company's General Counsel, and must provide the Company with the information it needs about the Employee’s new position to determine whether such position would likely lead to a violation of this Agreement (except that the Employee need not provide any information that would include the Competitor's confidential information or trade secrets). The Employee consents to the Company and/or any of its Subsidiaries notifying his or her new employer of the Employee’s rights and obligations under this Agreement.
(f)Compliance with Defend Trade Secrets Act; Other Protected Disclosures. The Employee acknowledges that he or she is hereby notified that, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833, the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Employee files a lawsuit for retaliation against the Company and/or any of its Subsidiaries for reporting a suspected violation of law, the Employee may disclose the trade secrets of the Company and/or any of its Subsidiaries to the Employee’s attorney and use the trade secret information in
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the court proceeding if the Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Further, nothing in the Plan, or this Agreement will prevent Employee from (i) exercising any rights Employee may have under Section 7 of the National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful.
(g)Inventions. The Employee acknowledges and agrees that as a function of the Employee’s employment with the Company and/or any of its Subsidiaries, the Employee may solely or jointly conceive, develop, reduce to practice or otherwise produce inventions, software, computer programs, algorithms, source code, discoveries, know-how, innovations, enhancements, designs, developments, improvements, techniques, technology, concepts, methods, processes, ideas, trade secrets and other forms of intellectual property and works of authorship, whether or not any of the foregoing constitute trade secrets, and whether or not eligible for copyright, trademark and patent protection (collectively “Inventions”). The Employee shall make prompt and full disclosure to the Company and/or any of its Subsidiaries, shall hold in trust for the sole benefit of the Company and/or any of its Subsidiaries, and hereby assigns exclusively to the Company without additional compensation or consideration to the Employee all the Employee’s rights, title and interest in and to any and all Inventions that the Employee solely or jointly may conceive, develop, reduce to practice or otherwise produce during the Employee’s employment with the Company and/or any of its Subsidiaries, including, without limitation, all patent rights, copyright rights, trade secret rights, and all other intellectual property rights therein. The Employee waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or other intellectual property right relating to any Invention so assigned to the Company. The Employee agrees to perform all actions reasonably requested by the Company to establish and confirm the Company’s ownership of Inventions, including, without limitation, signing and delivering to the Company (during and after employment) any other documents that the Company considers desirable to provide evidence of
(a) the assignment of all rights of the Employee, if any, in any Inventions and (b) the Company’s ownership of such Inventions. If the Company is unable to secure the Employee’s signature on any document necessary to apply for, prosecute or obtain or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to the Employee’s mental or physical incapacity or any other cause, the Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee’s agent and attorney- in-fact, to act for and in the Employee’s behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by the Employee. The Employee will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company’s expense but without compensation to the Employee in excess of the Employee’s salary or wages. If the Company requires any assistance after termination of the Employee’s employment, the Employee will be compensated for time actually spent in providing that assistance at an hourly rate equivalent to the Employee’s salary or wages during the last period of employment with the Company and/or any of its Subsidiaries. Notwithstanding the foregoing, the Employee’s assignment of Inventions to the Company by way of this Section shall not apply

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to any Invention that: (i) was completely developed and reduced to practice entirely by the Employee prior to employment with the Company and/or any of its Subsidiaries without using any equipment, supplies, facilities, services, or Confidential Information of the Company and/or any of its Subsidiaries; (ii) does not relate to the business of the Company and/or any of its Subsidiaries, or to the actual or demonstrably anticipated research or development of the Company and/or any of its Subsidiaries; (iii) does not result from any work performed by the Employee for the Company and/or any of its Subsidiaries; or (iv) qualifies as an invention under applicable law in the Employee’s state of domicile. The Employee has been given the opportunity to set forth, on the form set forth as Appendix C, a list describing all such Inventions that (x) the Employee wishes to have excluded from this Agreement, and (b) have arisen since the last time (if any) that the Employee signed a transfer of rights agreement in favor of the Company. If the Employee has completed Appendix C, the Employee must promptly sign it (as indicated) and send the form to the Stock Plan Administration (“SPA”) department. If no such form is sent to SPA, the Employee represents that there are no such Inventions. The parties acknowledge that the Company and/or any of its Subsidiaries may not necessarily agree with all of the Employee’s assertions of ownership and reserves the right to review and make its own determinations regarding same. As to any Invention in which the Employee has an interest at any time prior to or during the Employee’s employment with the Company and/or any of its Subsidiaries, if the Employee uses or incorporates such an Invention in any released or unreleased product, service, program, process, machine, development or work in progress of the Company and/or any of its Subsidiaries, or if the Employee permits the Company and/or its Subsidiaries to use or incorporate such an Invention, the Company and/or its Subsidiaries shall be granted and shall have an irrevocable, perpetual, royalty-free, worldwide license to exercise any and all rights with respect to such Invention, including the right to protect, make, have made, use, sell, copy, disclose, modify, prepare derivative works of that Invention without restriction and the right to sublicense those rights to others.
(h)Copyrights. The Employee acknowledges and agrees that any and all copyrightable works prepared by him or her within the scope of the Employee’s employment by the Company and/or its Subsidiaries and/or its predecessors in interest shall be works made for hire, that the Company and/or its Subsidiaries shall own all rights under copyright in and to such works, and that the Company and/or its Subsidiaries shall be considered the author of all such works. If and to the extent that any jurisdiction should fail to deem any such work to be a work made for hire owned by the Company and/or any of its Subsidiaries, the Employee hereby irrevocably assigns to the Company and/or any of its Subsidiaries all rights, title and interest in and to such work, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, oral rights, and all rights corresponding thereto throughout the world. To the extent moral rights may not be assigned, the Employee hereby waives the benefit or protection of same, and waives all rights under the Visual Artists Rights Act.
(i)Injunctive Relief and Damages.
(i)Injunctive Relief. The Employee acknowledges and agrees that if the Employee were to breach, or threaten to breach, any of the covenants set forth in Section 6 hereof, the Company and/or any of its Subsidiaries would suffer immediate and irreparable harm and would therefore be entitled to specific performance through equitable relief, including injunctive relief, ordered by a court
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of appropriate jurisdiction, without the need to post any bond. The Employee therefore consents and stipulates to the entry of such injunctive relief in an appropriate court prohibiting the Employee from breaching this Agreement.
(ii)Damages. Nothing in this Section shall diminish the right of the Company and/or any of its Subsidiaries to claim and recover money damages, including the value and return of equity as provided in Section 5, in addition to injunctive relief or any other remedy provided by law or under this Agreement.
(j)Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 6 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 6 hereof.
(k)Reasonableness, Reformation and Revival. The Employee agrees that the terms and conditions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and its Subsidiaries, including its Confidential Information and goodwill. The Employee further agrees that if the Employee violates the provisions of Sections 6(b) or 6(c) of this Agreement (if applicable) that the number of days that the Employee is in violation will be added to any periods of limitation on the activities specified herein. However, if the scope of any provision contained in Section 6 is too broad to permit enforcement of such provision to its full extent, then the Company and the Employee agree that, in accordance with Nevada law, the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law, and enforce this Agreement as reformed or modified. Subject to the provisions of the foregoing sentence, whenever possible, each provision of this this Section 6 will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Section 6 is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement. The Employee specifically agrees that each provision and subsection of Section 6 is independent of and severable from the others, and may be enforced independently, which shall, as applicable, continue in full force and effect after the expiration or termination of this Agreement.
7.Registration of Units.
The Employee’s right to receive the RSU Shares shall be evidenced by book entry (or by such other manner as the Committee may determine).
8.Certain Corporate Transactions.
In the event that the outstanding securities of any class then comprising the RSU Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation,
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recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term “RSU Shares,” as used in this Agreement, shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the RSU Shares, or into or for which the RSU Shares are so increased, decreased, exchanged or converted.
9.Shareholder Rights.
The Employee shall have no rights of a shareholder with respect to RSU Shares subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Employee.
10.Assignment of Award.
Except as otherwise permitted by the Committee, the Employee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Employee’s rights under and interest in this Award may be made by the Employee other than by will or by the laws of descent and distribution.
11.Notices.
Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:
(a)by registered or certified United States mail, postage prepaid, to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231,
Ashburn, VA 20147, United States of America; or
(b)by hand delivery or otherwise to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147, United States of America.
Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.
12.Stock Certificates.
Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 12 have been complied with.

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13.Successors and Assigns.
This Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company and/or any of its Subsidiaries, and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Employee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein. Notwithstanding the foregoing, the rights and obligations of the Company and/or any of its Subsidiaries under this Agreement may, without the consent of the Employee, be assigned in whole or in part by the Company and/or any of its Subsidiaries, in their sole discretion, to any subsidiary, venture or affiliate of the Company or successor in interest to any portion of the business or assets of the Company and/or any of its Subsidiaries.
14.Plan.
The RSUs are granted pursuant to the Plan, as in effect on the Grant Date, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the RSUs or of any of the Employee’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the RSUs are settled in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee.
15.No Employment Guaranteed.
No provision of this Agreement shall (a) be deemed to form an employment contract or relationship with the Company and/or its Subsidiaries, (b) confer upon the Employee any right to be or continue to be in the employ of the Company and/or its Subsidiaries, (c) affect the right of the Company and/or any of its Subsidiaries to terminate the employment of the Employee, with or without Cause, or (d) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company and/or its Subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Company and/or any of its Subsidiaries may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Company and/or any of its Subsidiaries are parties to a written employment agreement that expressly provides otherwise.
16.Nature of Company Restricted Stock Unit Grants.
The Employee acknowledges and agrees that:
(a)the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)the Company grants RSUs voluntarily and on an occasional basis, and the receipt of the RSUs by the Employee does not create any contractual or other right to receive any
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future grant of RSUs, or any benefits in lieu of a grant of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future grants of RSUs by the Company will be made in the sole discretion of the Company;
(d)the Employee is voluntarily participating in the Plan;
(e)the future value of the RSUs and the RSU Shares is unknown and cannot be predicted with certainty;
(f)the RSUs and RSU Shares, and the income from and value of same, are an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Employee’s employment or service contract, if any;
(g)the RSUs and the RSU Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)the RSUs and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, any holiday pay, bonuses, long-service awards or pension or retirement or welfare benefits, or any similar payments;
(i)unless otherwise agreed with the Company, the RSUs and the RSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of a Subsidiary; and
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Employee’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any).
17.Governing Law; Consent to Jurisdiction; Venue.
Except as otherwise provided in Sections 5 and 6, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise. If the Employee has received this or any other document related to the Plan translated into a language
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other than English, and the translated version is different than the English version, the English version will control.
18.Entire Agreement; Amendment and Waivers.
This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. Notwithstanding the foregoing, should the Employee and the Company and/or any of its Subsidiaries be parties to another agreement with provisions regarding confidentiality, non- disclosure, non-competition, non-solicitation of clients, prospective clients or employees, and all related definitions thereof, or any other restrictive covenants included in this Agreement, such similar provisions of any other such agreement shall remain in full force and effect. Except as set forth in Section 21 or Section 23, none of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. Any failure or delay on the part of either party to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party.
19.Section 409A Compliance.
Payments under this Agreement are designed to be made in a manner that is exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (the “Code”) as a “short- term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
Notwithstanding anything to the contrary in this Agreement, if, upon the advice of its counsel, the Company determines that the settlement of an RSU Share pursuant to this Agreement is or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (“409A Taxes”) as applicable at the time such settlement is otherwise required under this Agreement, then such payment may be delayed to the extent necessary to avoid 409A Taxes. In particular:
(a)if the Employee is a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, such settlement shall be delayed until the earlier of (i) the first business day following the expiration of six months from the Employee’s separation from service, (ii) the date of the Employee’s death, or
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(iii)such earlier date as complies with the requirements of Section 409A (the “Settlement Delay Period”); and
(b)if all or any part of such RSU Share has been converted into cash pursuant to Section 8 hereof, then:
(i)upon settlement of such RSU Share, such cash shall be increased by an amount equal to interest thereon for the Settlement Delay Period at a rate equal to the default rate credited to amounts deferred under the Company’s Deferred Compensation Plan; provided, however, that such rate shall be calculated on a monthly average basis rather than a daily basis; and
(ii)the Company shall fund the payment of such cash to the Employee upon settlement of such RSU Share, including the interest to be paid with respect thereto (collectively, the “Delayed Cash Payment”), by establishing and irrevocably funding a trust for the benefit of the Employee, but only if the establishment of such trust does not result in any taxes or penalties becoming due under Section 409A(b). Such trust shall be a grantor trust described in Section 671 of the U.S. Internal Revenue Code and intended not to cause tax to be incurred by the Employee until amounts are paid out from the trust to the Employee. The trust shall provide for distribution of amounts to the Employee in order to pay taxes, if any, that become due on the amounts as to which payment is being delayed during the Settlement Delay Period pursuant to this Section 19, but only to the extent permissible under Section 409A of the U.S. Internal Revenue Code without the imposition of 409A Taxes. The establishment and funding of such trust shall not affect the obligation of the Company to pay the Delayed Cash Payment pursuant to this Section 19.
20.No Advice Regarding RSUs.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of RSU Shares. The Employee should consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.
21.Compliance with Law.
Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the RSU Shares, the Company shall not be required to deliver any RSU Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the RSU Shares under any federal, state, or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining approval or other clearance from any federal, state, or local governmental agency, which registration, qualification, or approval the Company shall, in its absolute discretion deem necessary or advisable. The Employee
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understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or the sale of the RSU Shares. Further, the Employee agrees that the Company shall have unilateral authority to amend this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of RSU Shares.
22.Electronic Delivery and Participation.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or a third party designated by the Company.
23.Insider Trading/Market Abuse Laws.
The Employee acknowledges that the Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Employee’s ability to accept, acquire, sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock, or rights linked to the value of shares of Common Stock (e.g., phantom awards, futures) during such times as the Employee is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations). Insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before possessing inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.
The Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Employee should speak to his or her personal advisor on this matter.
24.Severability.
The provisions of the Agreement are severable and any provision of the Agreement which is invalid, illegal or unenforceable, in whole or in part, in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.
25.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the RSUs and on any RSU Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT AND HAS HAD A REASONABLE OPPORTUNITY TO DO SO, AND THAT EMPLOYEE EITHER HAS CONSULTED, OR ON EMPLOYEE’S OWN VOLITION CHOSEN NOT TO CONSULT, WITH SUCH COUNSEL.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

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EMPLOYEE

«Name_x»

DXC TECHNOLOGY COMPANY

By: /s/ William L. Deckelman, Jr.
William L. Deckelman, Jr.
Executive Vice President and
General Counsel

The Employee acknowledges receipt of the Plan and a Prospectus relating to this Award, and further acknowledges that he or she has reviewed this Agreement and the related documents and accepts the provisions thereof.

«Name_x»
ACCEPTANCE DATE

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Appendix A

1.Definitions.
For purposes of this Agreement:
(a)“Cause” shall mean: (A) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (B) conviction of a felony involving a crime of moral turpitude; (C) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company or its affiliates; or (D) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (X) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (Y) the Employee has thereafter failed to remedy such failure to perform.
(b)“Client” means:
(i)any individual, business entity or other enterprise with respect to which the Employee provided solutions, products, and/or services of the Company and/or any of its Subsidiaries (“Services”) during the 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries;
(ii)    any individual, business entity or other enterprise with which the Employee transacted business on behalf of the Company and/or any of its Subsidiaries during 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries; and
(iii)    any individual, business entity or other enterprise with respect to which the Employee possessed Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries.
(c)“Competitor” means each of the following entities: Accenture, Capgemini, Cognizant, EPAM, Infosys, HCL, TCS, Wipro, Kyndryl, Atos, Thoughtworks, Globant, HPE, Dell, IBM, Unisys and Endava.

For purposes of this Agreement, the parties specifically agree (i) that the Company and/or any of its Subsidiaries are engaged in the business of providing technology-enabled solutions, products and services; (ii) that the Services and capabilities of the Company and/or its Subsidiaries include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and (iii) that the Company and/or its Subsidiaries actively solicits business from, and provides Services to, clients located throughout the United States and the world.
(d)“Confidential Information” means all confidential and/or proprietary business information and data, trade secrets, patents, copyrights, sales and financial data, pricing
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information, methods, technical information, and know-how information of the Company and/or any of its Subsidiaries relating to the business plans and strategies of the Company and/or any of its Subsidiaries including, but not limited to, information which is marked and/or defined as restricted information (such as DXC Confidential, DXC Internal Use Only, Financial Information, or Controlled Information), or otherwise prohibited from disclosure by the Company’s Confidential Information Policy and/or Code of Business Conduct. Confidential Information generally refers to information about or belonging to the Company and/or any of its Subsidiaries or third parties that is not publicly available and could cause harm if it was disclosed without permission. Examples include information about existing and proposed business ventures; corporate strategies; engineering ideas; pricing schedules; information that requires a security clearance to access; customers and/or prospects names and lists; marketing plans and procedures; research and development plans; methods of doing business (both technical and non-technical); information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products that the Company and/or any of its Subsidiaries has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future; hardware and database technologies or technological information; designs, process and systems information; confidential intellectual property; employee staffing and compensation information; and any other confidential or proprietary information which relates to the business of the Company and/or its Subsidiaries or to the business of any Client or Prospective Client or vendor of the Company and/or its Subsidiaries or any other party with whom the Company and/or any of its Subsidiaries agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not. Confidential Information does not include information which is (i) already known by the Employee without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Employee, (iii) rightfully received from a third party without an obligation of confidentiality, or (iv) disclosed without similar restrictions by the Company and/or any of its Subsidiaries to a third party (other than an affiliate or customer of the Company and/or any of its Subsidiaries).
(e)“Employer” shall mean the Employee’s employer.
(f)“Employment Agreement” shall mean the employment agreement between the Employee and the Company effective as of February 1, 2024, as amended from time to time.
(g)“Non-Competition Period” means the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason.
(h)“Non-Solicitation Period” means the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason.
(i)“Prospective Client” means any individual, business entity or other enterprise which is not a Client but (a) whose business the Company and/or any of its Subsidiaries had solicited at any time during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason, and (b) concerning
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which solicitation the Employee obtained the Company’s and/or any of its Subsidiaries’ Confidential Information.
(j)“Qualifying Termination” shall have the meaning set forth in the Employment Agreement.
(k)“Restricted Area” means:
(i)any geographic area in the world for which the Employee had job responsibilities during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason;
(ii)any geographic area in the world where the Company and/or any of its Subsidiaries engages in business activities and about which business the Employee obtained Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason; and
(iii)    any geographic area in the world from which the Employee, by engaging in business, can threaten the legitimate business interests of the Company and/or any of its Subsidiaries in
(i) preserving its client relationships and goodwill, and (ii) protecting its Confidential Information from misuse and/or disclosure.
(l)“Restricted Services” means:
(i)job duties or other business-related activities that are the same as or substantially similar to the job duties or business-related activities in which the Employee participated for the Company and/or any of its Subsidiaries in the 24-month period prior to the termination of the Employee’s employment for any reason; and
(ii)job duties or other business-related activities in which the Employee could reasonably be expected to use or disclose, intentionally or inadvertently, Confidential Information that the Employee received during the 12-month period prior to the termination of the Employee’s employment for any reason.
(m)“RSU Shares” shall mean the number of shares of Common Stock to be delivered upon settlement of the RSUs.
(n)“Scheduled Settlement Date” shall mean the applicable Vesting Date with respect to a particular tranche of RSUs or as soon as practicable thereafter, but, with respect to each tranche of RSUs, in no event later than the date which is 2.5 months after the applicable Vesting Date.
(o)“Settlement Date” shall mean, with respect to each RSU Share, the date upon which the RSU was settled by the delivery of such RSU Share to the Employee or the date upon which such RSU Share was cancelled in payment of Taxes (as defined in Section 4).

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Appendix B

1.Data Privacy.
(a)In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or any of its Subsidiaries and/or the Employer may:
(i)collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, nationality and tax residence, and details regarding the terms and conditions, grant, vesting, cancellation, termination and expiration of all restricted stock units and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);
(ii)transfer the Data, in electronic or other form, to employees of the Company and/or any of its Subsidiaries, and to third parties, who are involved in the implementation, administration and/or management of, and/or accounting for, the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;
(iii)transfer the Data, in electronic or other form, to a broker or other third party with whom the Employee has elected to deposit any RSU Shares issued in settlement of the RSUs; and
(iv)retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.
(b)The Employee hereby consents to the collection, use, transfer and retention of the Data, as described in this Agreement, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.
(c)The Employee understands that by contacting his or her local human resources representative, the Employee may:
(i)view the Data;
(ii)correct any inaccurate information included within the Data;
(iii)request additional information regarding the storage and processing of the Data
(iv)request a list with the names and addresses of any potential recipients of the Data; and

(v)under certain circumstances and with certain consequences, prevent further use, transfer, retention and/or processing of the Data.

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APPENDIX C – EXCLUDED INVENTIONS

Below is a list of inventions that I believe are subject to exclusion pursuant to the terms of Paragraph 6(g) of my Fiscal 2023 Service-Based Restricted Stock Unit Award Agreement.
I understand that, after filling out this form, I must sign it and return it to the DXC Stock Plan Administration (“SPA”) department at stockplanadmin@dxc.com with the subject line “FY23 RSU Grant – Excluded Inventions Form.”

Title	Date	Identifying Number or Brief Description

Signature     Name:          Location:
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ANNEX G

Target PSUs Stock Price Performance Metrics

Performance Level	Average Closing Stock Price for any consecutive 60-day period within the three month period ending on March 31, 2026 (“Average Stock Price”)	Payout Percentage of Target PSUs (the “Payout Percentage”)
Maximum	$30.00	250%
	$28.00	150%
Target	$27.00	100%
	$26.00	75%
Threshold	$25.00	50%
Below Threshold	Less than $25.00	0%

The Payout Percentage for the Target PSUs shall be determined by the Compensation Committee within 60 days following March 31, 2026 (the “Scheduled Settlement Date”). To the extent the Average Closing Stock Price falls between any of the thresholds in the table above, the Payout Percentage shall be determined using linear interpolation.
If the Executive’s employment terminates before March 31, 2026:

(i)    at age 55 or older for no reason, or for any reason other than Cause, death or Disability (as each term is defined in the PSU Agreement to be entered into by the Company and Executive with respect to this award, which agreement shall have terms and definitions except as specifically set forth in this Annex G that are substantially identical to those set forth in the form of PSU Agreement attached as Annex E), and the Executive shall have been (or for any other purpose shall have been treated as if he had been) in continuous service as an employee and/or director of the Company or its Subsidiaries for at least 5 years immediately prior to the date of termination of employment status (such termination, a “Qualifying Retirement”), then the PSUs shall remain outstanding and shall settle on the Scheduled Settlement Date based on the achievement of the Average Closing Stock Price metric as set forth in the table above, without proration; or

(ii)if the above paragraph (i) does not apply and the Executive’s status as an employee of the Company or any of its Subsidiaries is terminated in a Qualifying Termination (as defined in the applicable PSU Agreement), then, subject to Section 3(d) (Change in Control) of the applicable PSU Agreement, on the Scheduled Settlement Date, the Company shall settle a fraction of the PSUs that otherwise would be earned based on the achievement of the Average Stock Price Metric as set forth in the table above. This fraction will be determined by calculating the number of full months of

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continuous service with the Company or its Subsidiaries that the Employee has completed since April 1, 2024 and then dividing this number by 24.

The above vesting provisions are subject, in each case, to the Executive’s continued compliance with the restrictive covenants contained in Section 6 of the applicable PSU Agreement and subject further to the forfeiture provisions of Section 5(b) of the applicable PSU Agreement.

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